CALCULATION OF REGISTRATION FEE

Class of securities offered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee
7.75% Senior Notes due 2016	$312,000,000	96.143%	$299,966,160	$16,738.11(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-154835

Prospectus Supplement

(To prospectus dated October 29, 2008)

Jabil Circuit, Inc.

$312,000,000

7.75% Senior Notes due 2016

Issue Price 96.143%

Interest payable January 15 and July 15.

The notes will mature on July 15, 2016. Interest will accrue from August 11, 2009, and the first interest payment date will be January 15, 2010.

At our option, we may redeem some or all of the notes at any time prior to maturity at the prices and as described under “Description of notes—Optional redemption.” At your option, we may be required to repurchase the notes in whole or in part upon a “change of control repurchase event” as set forth under “Description of notes—Purchase of notes upon a change of control repurchase event.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior and unsecured debt obligations, including our outstanding 8.25% senior notes due 2018 and senior credit facility. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all of the liabilities of our subsidiaries. The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the collateral securing such indebtedness.

Investing in the notes involves risks. See “Risk factors” beginning on page S-6.

	Public offering price(1)	Underwriting discounts and commissions	Proceeds to Jabil Circuit, Inc.(1)

Per note	96.143%	2.00%	94.143%
Total	$299,966,160	$6,240,000	$293,726,160

(1)	Plus accrued interest, if any, from August 11, 2009.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

We expect that delivery of the notes to purchasers will be made on or about August 11, 2009 in book entry form through The Depository Trust Company for the account of its participants, including Clearstream Banking société anonyme and Euroclear Bank, S.A./N.V.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint book-running managers

J.P. Morgan	Citi	RBS

Senior co-managers

BofA Merrill Lynch	Credit Suisse	RBC Capital Markets	UBS Investment Bank

Co-managers

Daiwa Securities America Inc.	HSBC	Mizuho Securities USA Inc.
Scotia Capital	SunTrust Robinson Humphrey	Morgan Stanley
BNP PARIBAS	Comerica Securities	U.S. Bancorp Investments, Inc.
Ladenburg Thalmann

July 31, 2009

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus dated October 29, 2008, which gives more general information about the securities that we may offer from time to time, some of which does not apply to the notes that we are currently offering. You should read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading “Incorporation of certain documents by reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of certain documents by reference” in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, the terms “the Company,” “Jabil,” “we,” “our” or “us” refer to Jabil Circuit, Inc. together with its subsidiaries unless otherwise indicated or the context suggests otherwise.

Market and industry information

Market data and certain industry forecasts used throughout this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in the prospectus supplement or the accompanying prospectus were obtained from internal surveys, reports and studies, where appropriate, as well as market research, publicly available information and industry publications. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, estimates and market research, while believed to be reliable, have not been independently verified.

Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements (such as when we describe what “will,” “may” or “should” occur, what we “plan,” “intend,” “estimate,” “believe,” “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including, but not limited to, statements about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by us or any other person that future events, plans or expectations contemplated by us will be achieved. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	business conditions and growth or declines in our customers’ industries, the electronic manufacturing services industry and the general economy;

•	variability of our operating results;

•	our dependence on a limited number of major customers;

•

the potential consolidation of our customer base, and the movement, and potential further movement, by some of our customers of a portion of their manufacturing from us in order to more fully utilize their excess internal manufacturing capacity;

•	availability of components;

•	our dependence on certain industries;

•	seasonality;

•	the variability of customer requirements;

•	our substantial international operations, and the resulting risks related to our operating internationally;

•	our ability to successfully negotiate definitive agreements and consummate acquisitions, and to integrate operations following the consummation of acquisitions;

•

our ability to take advantage of our past, current and possible future restructuring efforts to improve utilization and realize savings and whether any such activity will adversely affect our cost structure, our ability to service customers and our labor relations;

•	our ability to maintain our engineering, technological and manufacturing process expertise;

•	the results of litigation related to our past stock option grants and any ramifications thereof;

•	other economic, business and competitive factors affecting our customers, our industry and our business generally; and

•	other factors that we may not have currently identified or quantified.

For a further description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus are made only as of the date of this prospectus supplement, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Summary

This summary does not contain all of the information that you should consider before investing in the notes. To understand this offering fully, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

Our company

We are one of the leading providers of worldwide electronic manufacturing services and solutions. We provide comprehensive electronics design, production, product management and aftermarket services to companies in the aerospace, automotive, computing, consumer, defense, industrial, instrumentation, medical, networking, peripherals, solar, storage and telecommunications industries. We currently depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our net revenue. Based on net revenue for the fiscal year ended August 31, 2008, our largest customers included Cisco Systems, Inc., Hewlett-Packard Company, International Business Machines Corporation, Motorola, Inc., NetApp, Inc., NEC Corporation (“NEC”), Nokia Corporation, Nokia Siemens Networks S.p.A. (“NSN”), Royal Philips Electronics (“Philips”) and Tellabs, Inc. Based on net revenue for the nine months ended May 31, 2009 our largest customers currently include Cisco Systems, Inc., EchoStar Corporation, Hewlett-Packard Company, International Business Machines Corporation, NetApp, Inc., Nokia Corporation, NSN, Pace plc, Research in Motion Limited and Philips.

For the fiscal year ended August 31, 2008, we had net revenues of approximately $12.8 billion, net income of approximately $133.9 million and core EBITDA of $618.9 million. For the nine months ended May 31, 2009, we had net revenues of approximately $8.9 billion, a net loss of approximately $1.2 billion and core EBITDA of $376.4 million. For the twelve months ended May 31, 2009, we had net revenues of approximately $12.1 billion, a net loss of approximately $1.1 billion and core EBITDA of $542.7 million. For more information, including our calculation of core EBITDA and our reconciliation of core EBITDA to net income, see “Selected consolidated financial data.”

We offer our customers electronics design, production, product management and aftermarket solutions that are responsive to their manufacturing needs. Our business units are capable of providing our customers with varying combinations of the following services:

•	integrated design and engineering;
•	component selection, sourcing and procurement;
•	automated assembly;
•	design and implementation of product testing;
•	parallel global production;
•	enclosure services;
•	systems assembly, direct order fulfillment and configure to order; and
•	aftermarket services.

We currently conduct our operations in facilities that are located in Austria, Belgium, Brazil, China, England, France, Germany, Hungary, India, Ireland, Italy, Japan, Malaysia, Mexico, The Netherlands, Poland, Scotland, Singapore, Taiwan, Ukraine, Vietnam and the U.S. Our global manufacturing production sites allow customers to manufacture products simultaneously in the optimal locations for their products. Our services allow customers to improve supply-chain management, reduce inventory obsolescence, lower transportation costs and reduce product fulfillment time. We have identified our global presence as a key to assessing our business performance.

Recent developments

Cash Tender Offer for our 5.875% Senior Notes

On July 28, 2009, we announced a cash tender offer (the “Tender Offer”) to purchase any and all of our $300.0 million 5.875% Senior Notes, which mature on July 15, 2010 (the “5.875% Senior Notes”). Depending on the amount of our 5.875% Senior Notes that are tendered, we expect to use all or a portion of the net proceeds of the notes offered hereby, together with cash on hand (if needed), to fund the purchase amount of the Tender Offer (including the accrued interest and associated fees and expenses). We will use any remaining net proceeds for general corporate purposes, which may include repaying any borrowings that may then be outstanding under the revolving credit portion of our $1.2 billion amended and restated five-year unsecured credit facility (the “Credit Facility”), reducing the amount funded under our $200.0 million foreign asset-backed securitization program expiring on March 18, 2010 (the “Foreign Securitization Program”), reducing the amount funded under our $250.0 million U.S. asset-backed securitization program expiring on March 17, 2010 (the “U.S. Securitization Program”), investing in investment grade securities, funding open market purchases, redemption or repayment of any untendered 5.875% Senior Notes or repaying a portion of our borrowings under the term portion of the Credit Facility.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to “Description of notes.”

Issuer	Jabil Circuit, Inc.

Securities	$312,000,000 aggregate principal amount of 7.75% Senior Notes due 2016.

Maturity	The notes will mature on July 15, 2016, unless earlier redeemed or repurchased.

Interest Rate	The notes will bear interest from August 11, 2009 at the rate of 7.75% per annum.

Interest Payment Dates	January 15 and July 15 of each year, beginning January 15, 2010.

Optional Redemption	We may redeem the notes, in whole or in part, at any time at redemption prices determined as set forth under the heading “Description of notes—Optional redemption.”

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior and unsecured debt obligations. The notes will be structurally subordinated to existing and future indebtedness and other liabilities of our subsidiaries. In addition, the notes will be effectively subordinated to all of our and our subsidiaries’ present and future secured indebtedness. See “Risk factors—Risks related to the notes—The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries;” and “—The notes will be unsecured and will be effectively subordinated to all of our and our subsidiaries’ secured obligations to the extent of the value of the collateral securing such obligations.”

As of May 31, 2009 on an as adjusted basis to give effect to this offering and the assumed use of proceeds therefrom as described more fully under the heading “Capitalization” in this prospectus supplement, the notes would have ranked equal in right of payment with $780.0 million of our senior debt and would have been structurally subordinated to approximately $2.3 billion of liabilities of our subsidiaries. In addition, as of May 31, 2009, we had $129.6 million outstanding under our off-balance sheet U.S. Securitization Program and factoring program.

Original Issue Discount	The notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes. U.S. Holders, whether on the cash or accrual method of tax accounting, will be required to include any amounts representing OID in gross income (as ordinary income) on a constant yield to maturity basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. For further discussion, see “Certain U.S. federal income tax considerations.”

Guarantees	None.

Covenants	We will issue the notes under an existing indenture as supplemented by an officer’s certificate. The indenture governing the notes contains covenants limiting our ability and/or our subsidiaries’ ability to:

•	create certain liens;

•	enter into sale and leaseback transactions;

•	create, incur, issue, assume or guarantee funded debt (applies to our “restricted subsidiaries” only);

•	guarantee any of our indebtedness (applies to our subsidiaries only); and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of notes—Certain covenants” for a description of these covenants.

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of notes—Purchase of notes upon a change of control repurchase event,” we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but not including, the date of repurchase.

Absence of Public Market for the Notes	There is currently no established public trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activities with respect to the notes may be discontinued at any time without notice. For more information, see “Underwriting.”

Use of Proceeds	Depending on the amount of our 5.875% Senior Notes that are tendered in the Tender Offer, we expect to use all or a portion of the net proceeds of the notes offered hereby, together with cash on hand, to fund the purchase amount of the Tender Offer (including the accrued interest and associated fees and expenses). We will use any remaining net proceeds for general corporate purposes, which may include repaying any borrowings that may then be outstanding under the revolving credit portion of the Credit Facility, reducing the amount funded under the Foreign Securitization Program, reducing the amount funded under the U.S. Securitization Program, investing in investment grade securities, funding open market purchases, redemption or repayment of any untendered 5.875% Senior Notes or repaying a portion of our borrowings under the term portion of the Credit Facility. For more information, see “Use of proceeds.”

Form	The notes will be represented by registered global securities registered in the name of Cede & Co., the nominee of the depositary, The Depository Trust Company, or DTC. Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants.

Risk Factors	See “Risk factors” beginning on page S-6 of this prospectus supplement for important information regarding us and an investment in the notes.

Risk factors

Investing in the notes involves risk. In deciding whether to invest in the notes, you should carefully consider the risks described below in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, results of operations and financial condition may be materially adversely affected due to any of the risks described below. In addition, we may face risks that are not described below or incorporated by reference in this prospectus supplement because we are either not presently aware of them or we currently believe that they are immaterial. Such risks may be harmful to our business and the value of the notes.

Risks related to the notes

We conduct a substantial portion of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us.

The notes are our exclusive obligations. Because a substantial portion of our operations is conducted through our subsidiaries, our cash flow and consequent ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by our subsidiaries to, us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, including restrictions imposed by foreign governmental regulations, will depend upon the earnings of those subsidiaries and are subject to various business considerations. In addition, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their liabilities will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future senior unsecured indebtedness. The notes are obligations exclusively of Jabil Circuit, Inc. and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries. As of May 31, 2009, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $2.3 billion. Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any mortgage or other liens on the assets of such subsidiary and would be subordinated to any indebtedness of such subsidiary senior to that held by us.

The notes will be unsecured and will be effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such obligations.

Although we currently do not have any material amount of secured indebtedness outstanding, holders of any of our future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness, subject to certain rights accorded under the indenture for the notes to become secured pari passu with other secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that is deemed to be of the same class as the notes. In that event, because the notes will not be secured by any of our assets, it is possible that our remaining assets may not be sufficient to satisfy your claims in full.

There is no established public trading market for the notes.

The notes will constitute a new issue of securities with no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and any market making with respect to the notes may be discontinued at any time without notice. Accordingly, there can be no assurance regarding any future development of a trading market for the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes. If a trading market were to develop, the notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities.

The notes will be issued with OID for U.S. federal income tax purposes.

The notes will be issued with OID. U.S. Holders, whether on the cash or accrual method of tax accounting, will be required to include any amounts representing OID in gross income (as ordinary income) on a constant yield to maturity basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. For further discussion, see “Certain U.S. federal income tax considerations.”

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the OID that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

We may not be able to repurchase the notes upon a change of control repurchase event.

As described under “Description of notes—Purchase of notes upon a change of control repurchase event,” we will be required to offer to repurchase the notes upon the occurrence of a change of control repurchase event. We may not have sufficient funds to repurchase the notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

Risks related to our business and industry

Our operating results may fluctuate due to a number of factors, many of which are beyond our control.

Our annual and quarterly operating results are affected by a number of factors, including:

•	adverse changes in current macro-economic conditions, both in the U.S. and internationally;

•	the level and timing of customer orders;

•	the level of capacity utilization of our manufacturing facilities and associated fixed costs;

•	the composition of the costs of revenue between materials, labor and manufacturing overhead;

•	price competition;

•	changes in demand for our products or services;

•	changes in demand in our customers’ end markets;

•	our exposure to financially troubled customers;

•	our level of experience in manufacturing a particular product;

•	the degree of automation used in our assembly process;

•	the efficiencies achieved in managing inventories and fixed assets;

•	fluctuations in materials costs and availability of materials;

•

adverse changes in political conditions, both in the U.S. and internationally, including among other things, adverse changes in tax laws and rates, adverse changes in trade policies and adverse changes in fiscal and monetary policies;

•	seasonality in customers’ product requirements; and

•	the timing of expenditures in anticipation of increased sales, customer product delivery requirements and shortages of components or labor.

The volume and timing of orders placed by our customers vary due to variation in demand for our customers’ products; our customers’ attempts to manage their inventory; electronic design changes; changes in our customers’ manufacturing strategies; and acquisitions of or consolidations among our customers. In addition, our Consumer division and the automotive industry sector of our EMS division are subject to seasonal influences. We may realize greater revenue during our first fiscal quarter due to high demand for consumer products during the holiday selling season. In the past, changes in customer orders that reduce net revenue have had a significant effect on our results of operations as a result of our overhead remaining relatively fixed while our net revenue decreased. Any one or a combination of these factors could adversely affect our annual and quarterly results of operations in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement.

Because we depend on a limited number of customers, a reduction in sales to any one of our customers could cause a significant decline in our revenue.

For the nine months ended May 31, 2009, our five largest customers accounted for approximately 43% of our net revenue and our top 50 customers accounted for approximately 90% of our net revenue. We currently depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our net revenue and upon their growth, viability and financial stability. If any of our customers experience a decline in the demand for their products due to economic or other factors, they may reduce their purchases from us or terminate their relationship with us. Our customers’ industries have experienced rapid technological change, shortening of product life cycles, consolidation, and pricing and margin pressures. Consolidation among our customers may further reduce the number of customers that generate a significant percentage of our net revenue and exposes us to increased risks relating to dependence on a small number of customers. A significant reduction in sales to any of our customers or a customer exerting significant pricing and margin pressures on us could have a material adverse effect on our results of operations. In the past, some of our customers have terminated their manufacturing arrangements with us or have significantly reduced or delayed the volume of design, production, product management or aftermarket services ordered from us, including moving a portion of their manufacturing from us in order to more fully utilize their excess internal manufacturing capacity.

Our industry’s revenue declined in mid-2001 as a result of significant cut backs in customer production requirements, which was consistent with the downturn in the technology sector. Another significant decline has recently occurred as consumers and businesses have postponed spending in response to tighter credit, negative financial news, declines in income or asset values or general uncertainty about global economic conditions. These economic conditions have had a negative impact on our results of operations during fiscal year 2009, and continue to have a negative impact, due to reduced customer demand. In addition, some of our customers have moved a portion of their manufacturing from us in order to more fully utilize their excess internal manufacturing capacity and are expected to continue to have a negative impact on our operations over at least the next several fiscal quarters. We cannot assure you that present or future customers will not terminate their design, production, product management and aftermarket services arrangements with us or significantly change, reduce or delay the amount of services ordered from us. If they do, it could have a material adverse effect on our results of operations. In addition, we generate significant accounts receivable in connection with providing design, production, product management and aftermarket services to our customers. If one or more of our customers were to become insolvent or otherwise were unable to pay for the services provided by us on a timely basis, or at all, our operating results and financial condition could be adversely affected. Such adverse effects could include one or more of the following: a decline in revenue, a charge for bad debts, a charge for inventory write-offs, a decrease in inventory turns, an increase in days in inventory and an increase in days in trade accounts receivable.

Certain of the industries to which we provide services, including the automobile industry, have recently experienced significant financial difficulty, with some of the participants filing for bankruptcy. Such significant financial difficulty has negatively affected our business and, if further experienced by one or more of our customers, may further negatively affect our business due to the decreased demand of these financially distressed customers, the potential inability of these companies to make full payment on amounts owed to us, or both. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement and “Risk factors—Risks related to our business and industry—We face certain risks in collecting our trade accounts receivable.”

Consolidation in industries that utilize electronics components may adversely affect our business.

Consolidation in industries that utilize electronics components may further increase as companies combine to achieve further economies of scale and other synergies, which could result in an increase in excess manufacturing capacity as companies seek to divest manufacturing operations or eliminate duplicative product lines. Excess manufacturing capacity may increase pricing and competitive pressures for our industry as a whole and for us in particular. Consolidation could also result in an increasing number of very large companies offering products in multiple industries. The significant purchasing power and market power of these large companies could increase pricing and competitive pressures for us. If one of our customers is acquired by another company that does not rely on us to provide services and has its own production facilities or relies on another provider of similar services, we may lose that customer’s business. Such consolidation among our customers may further reduce the number of customers that generate a significant percentage of our net revenue and exposes us to increased risks relating to dependence on a small number of customers. Any of the foregoing results of industry consolidation could adversely affect our business.

Our customers face numerous competitive challenges, such as decreasing demand from their customers, rapid technological change and short life cycles for their products, which may materially adversely affect their business and ours.

Factors affecting the industries that utilize electronics components in general, and our customers specifically, could seriously harm our customers and, as a result, us. These factors include:

•	recessionary periods in our customers’ markets;

•	our customers’ inability to adapt to rapidly changing technology and evolving industry standards, which result in short product life cycles;

•	our customers’ inability to develop and market their products, some of which are new and untested;

•	our customers’ products becoming obsolete;

•	our customers’ products failing to gain widespread commercial acceptance;

•	competition among our customers and their respective competitors increasing, which may result in a loss of business, or a reduction in pricing power, for our customers; and

•	new product offerings by our customers’ competitors proving to be more successful than our customers’ product offerings.

If our customers are unsuccessful in addressing these competitive challenges, or any others that they may face, then their business may be materially adversely affected, and as a result, the demand for our services could decline. Even if our customers are successful in responding to these challenges, their responses may have consequences which affect our business relationships with our customers (and possibly our results of operations) by altering our production cycles and inventory management.

The success of our business is dependent on both our ability to independently keep pace with technological changes and competitive conditions in our industry, and also our ability to effectively adapt our services in response to our customers keeping pace with technological changes and competitive conditions in their respective industries.

If we are unable to offer technologically advanced, cost effective, quick response manufacturing services, demand for our services will decline. In addition, if we are unable to offer services in response to our customers’ changing requirements, then demand for our services will also decline. A substantial portion of our net revenue is derived from our offering of complete service solutions for our customers. For example, if we fail to maintain high-quality design and engineering services, our net revenue may significantly decline.

Most of our customers do not commit to long-term production schedules, which makes it difficult for us to schedule production and achieve maximum efficiency of our manufacturing capacity.

The volume and timing of sales to our customers may vary due to:

•	variation in demand for our customers’ products;
•	our customers’ attempts to manage their inventory;
•	electronic design changes;
•	changes in our customers’ manufacturing strategy; and
•	acquisitions of or consolidations among customers.

Due in part to these factors, most of our customers do not commit to firm production schedules for more than one quarter. Our inability to forecast the level of customer orders with certainty makes it difficult to schedule production and maximize utilization of manufacturing capacity. In the past, we have been required to increase staffing and other expenses in order to meet the anticipated demand of our customers. Anticipated orders from many of our customers have, in the past, failed to materialize or delivery schedules have been deferred as a result of changes in our customers’ business needs, thereby adversely affecting our results of operations. On other occasions, our customers have required rapid increases in production, which have placed an excessive burden on our resources. Such customer order fluctuations and deferrals have had a material adverse effect on us in the past, including the most recent several fiscal quarters, and we may experience such effects in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement.

In addition to our difficulty in forecasting customer orders, we sometimes experience difficulty forecasting the timing of our receipt of revenue and earnings following commencement of manufacturing an additional product for new or existing customers. The necessary process to begin this commencement of manufacturing can take from several months to more than a year before production begins. Delays in the completion of this process can delay the timing of our receipt of revenue and earnings. In addition, because we make capital expenditures during this ramping process and do not typically recognize revenue until after we produce and ship the customer’s products, any delays or excess costs in the ramping process may have a significant adverse effect on our cash flows.

Our customers may cancel their orders, change production quantities, delay production or change their sourcing strategy.

Our industry must provide increasingly rapid product turnaround for its customers. We generally do not obtain firm, long-term purchase commitments from our customers and we continue to experience reduced lead-times in customer orders. Customers have previously cancelled their orders, changed production quantities, delayed production and changed their sourcing strategy for a number of reasons, and may do one or more of these in the future. Such changes, delays and cancellations have led to, and may lead in the future to a decline in our production and our possession of excess or obsolete inventory which we may not be able to sell to the customer or a third party. This has resulted in a, and could result in a future additional, write down of inventories that have become obsolete or exceed anticipated demand or net realizable value.

The success of our customers’ products in the market affects our business. Cancellations, reductions, delays or changes in sourcing strategy by a significant customer or by a group of customers have negatively impacted, and could further negatively impact in the future, our operating results by reducing the number of products that we sell, delaying the payment to us for inventory that we purchased and reducing the use of our manufacturing facilities which have associated fixed costs not dependent on our level of revenue.

In addition, we make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements, based on our estimate of customer requirements. The short-term nature of our customers’ commitments, their uncertainty about future economic conditions, and the possibility of rapid changes in demand for their products reduce our ability to accurately estimate the future requirements of those customers. In addition, uncertainty about future economic conditions makes it difficult to forecast operating results and make production planning decisions about future periods.

On occasion, customers may require rapid increases in production, which can stress our resources and reduce operating margins. In addition, because many of our costs and operating expenses are relatively fixed, a reduction in customer demand can harm our gross profits and operating results.

The gross domestic product for the U.S., Europe and certain countries in Asia has declined, indicating that many of these countries’ economies, including the U.S. economy, are in a recession.

There has been a continuing erosion of global consumer confidence amidst concerns over declining asset values, inflation, volatility in energy costs, geopolitical issues, the availability and cost of credit, rising unemployment, and the stability and solvency of financial institutions, financial markets, businesses, and sovereign nations. These concerns have slowed global economic growth and have resulted in recessions in many countries, including in the U.S., Europe and certain countries in Asia. The recent economic conditions have had a negative impact on our results of operations during fiscal year 2009 due to reduced customer demand which is expected to continue for the next several fiscal quarters. If these economic conditions continue to persist or worsen, a number of negative effects on our business could result, including customers or potential customers reducing or delaying orders, increased pricing pressures, the insolvency of key suppliers, which could result in production delays, the inability of customers to obtain credit, and the insolvency of one or more customers. In addition, these economic conditions significantly impair our visibility of customer demand.

These economic conditions could negatively impact our ability to effectively manage inventory levels and collect receivables, and increase our need for cash, and have decreased our net revenue and profitability and negatively impacted the value of certain of our properties and other assets. Depending on the length of time that these conditions exist, they may cause future additional negative effects, including some of those listed above and those described elsewhere in this prospectus supplement or the accompanying prospectus.

The financial markets have recently experienced significant turmoil, which may adversely affect financial arrangements we may need to enter into, refinance or repay.

The credit market turmoil could negatively impact: the counterparties to our interest rate swap agreements, forward exchange contracts and securitization programs; our lenders under the Credit Facility; and our lenders under various foreign subsidiary credit facilities. These potential negative impacts could potentially limit our ability to borrow under these financing agreements, contracts, facilities and programs. In addition, if we attempt to obtain any additional financing beyond the issuance of the notes, such as renewing or refinancing our U.S. Securitization Program or our Foreign Securitization Program, the credit market turmoil could negatively impact our ability to obtain such financing. Finally, the credit market turmoil has negatively impacted certain of our customers, especially those in the automotive industry, and certain of their customers. These impacts could have several consequences which could have a negative effect on our results of operations, including one or more of the following: a negative impact on our liquidity; a decrease in demand for our products; and a decrease in demand for our customers’ products.

We are exposed to intangible asset risk; specifically, our goodwill may become further impaired.

We determined that goodwill related to the Consumer and EMS reporting units was impaired and recorded a non-cash goodwill impairment charge of $400.4 million for the Consumer reporting unit and a non-cash goodwill impairment charge of $622.4 million for the EMS reporting unit for the nine months ended May 31, 2009, respectively. We recorded impairment charges associated with goodwill for the Consumer reporting unit during the first and second quarters of fiscal year 2009. Additionally, we recorded an impairment charge for the EMS reporting unit based on a preliminary assessment which was determined in the second quarter of fiscal year 2009 and which was finalized in the third quarter of fiscal year 2009. At May 31, 2009, there was no goodwill recorded on the Condensed Consolidated Balance Sheets related to the Consumer or EMS reporting units and $23.7 million of goodwill recorded on the Condensed Consolidated Balance Sheets related to the AMS reporting unit. In addition, a further significant and sustained decline in our stock price and market capitalization, a significant decline in our expected future cash flows, a significant adverse change in the business climate or slower growth rates could result in the need to perform an impairment analysis under SFAS 142 in future periods. If we were to conclude that a future write down of our goodwill is necessary, then we would record the appropriate charge, which could result in material charges that are adverse to our operating results and financial position. See Note 8—“Goodwill and Other Intangible Assets” to the Condensed Consolidated Financial Statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Long-Lived Assets” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement.

The matters relating to the Special Committee’s review of our historical stock option granting practices and the restatement of our Consolidated Financial Statements have resulted in litigation and regulatory inquiries and may result in future litigation, which could have a material adverse effect on us.

As described in Part I, Item 3—“Legal Proceedings,” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2008 (as updated in Part II, Item 1—“Legal Proceedings” of the Quarterly Reports on Form 10-Q that we filed for our fiscal quarters ended November 30, 2008, February 28, 2009 and May 31, 2009), we are involved in a putative shareholder class action in connection with certain historical stock option grants.

On May 3, 2006, in response to shareholder derivative actions that were filed in connection with certain historical stock option grants (which have since been settled and are no longer pending), the Board of Directors established an independent special Board Committee (the “Special Committee”) to conduct a review of the allegations of such actions and, more generally, our historical stock option granting practices during fiscal years 1996 through 2006. We cooperated fully with the Special Committee. The Special Committee concluded that the evidence did not support a finding of intentional manipulation of stock option grant pricing by any member of management. In addition, the Special Committee concluded that it was not in our best interests to pursue the derivative actions.

As a result of that review and management’s undertaking of a separate review of our historical stock option grant practices, we identified a number of occasions in which stock option awards that were granted to officers, employees and a non-employee consultant director were not properly accounted for. To correct these accounting errors, we restated prior year and prior quarter Consolidated Financial Statements and disclosures in our Annual Report on Form 10-K for the fiscal year ended August 31, 2006. The review of our historical stock option granting practices and the resulting restatements, required us to incur substantial expenses for legal, accounting, tax and other professional services and diverted our management’s attention from our business and could in the future adversely affect our business, financial condition, results of operations and cash flows.

Our historical stock option granting practices and the restatement of our prior financial statements exposed us to greater risks associated with litigation and regulatory proceedings. We cannot assure you that any determinations made in the current litigation or any future litigation or regulatory action will reach the same conclusions on these issues that we reached. The conduct and resolution of these matters may continue to be time consuming, expensive and distracting from the conduct of our business. Furthermore, if we are subject to adverse findings in any of these matters, we could be required to pay damages or penalties or have other remedies imposed upon us which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In May 2006, we received a subpoena from the U.S. Attorney’s office for the Southern District of New York requesting certain stock option related material. Such information was subsequently provided and we did not hear further from such U.S. Attorney’s office. In addition, on May 2, 2006, the Company was notified by the Staff of the SEC of an informal inquiry concerning the Company’s stock option grant practices. The Company and its officers and directors fully cooperated with the SEC in the SEC’s inquiry and, as previously disclosed in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2008, the Company received a letter from the SEC Division of Enforcement advising that the Division had completed its investigation and did not intend to recommend that the SEC take any enforcement action. We cannot, however, provide any assurances that the SEC will not re-open its informal inquiry. The investigations of the U.S. Attorney’s office and the SEC (if it re-opens its informal inquiry) may look at the accuracy of the stated dates of our historical option grants, our disclosures regarding executive compensation, whether all proper corporate and other procedures were followed, whether our historical financial statements are materially accurate and other issues. We cannot predict the outcome of those investigations. We cannot provide assurances that such investigations will not find inappropriate activity in connection with our historical stock option practices or result in further revising of our historical accounting associated with such stock option grant practices.

Our business could be adversely affected by any delays, or increased costs, resulting from issues that our common carriers are dealing with in transporting our materials, our products, or both.

We rely on a variety of common carriers to transport our materials from our suppliers to us, and to transport our products from us to our customers. Problems suffered by any of these common carriers, whether due to a natural disaster, labor problem, increased energy prices or some other issue, could result in shipping delays, increased costs, or some other supply chain disruption, and could therefore have a material adverse effect on our operations.

We compete with numerous other electronic manufacturing services and design providers and others, including our current and potential customers who may decide to manufacture some or all of their products internally.

Our business is highly competitive. We compete against numerous domestic and foreign electronic manufacturing services and design providers, including Benchmark Electronics, Inc., Celestica, Inc., Flextronics International Ltd., Hon-Hai Precision Industry Co., Ltd., Plexus Corp. and Sanmina-SCI Corporation. In addition, consolidation in our industry results in larger and more geographically diverse competitors who have significant combined resources with which to compete against us. Also, we may in the future encounter competition from other large electronic manufacturers, and manufacturers that are focused solely on design and manufacturing services, that are selling, or may begin to sell electronics manufacturing services.

Most of our competitors have international operations and significant financial resources and some have substantially greater manufacturing, R&D and marketing resources than us. These competitors may:

•	respond more quickly to new or emerging technologies;

•	have greater name recognition, critical mass and geographic market presence;

•	be better able to take advantage of acquisition opportunities;

•	adapt more quickly to changes in customer requirements;

•	devote greater resources to the development, promotion and sale of their services;

•	be better positioned to compete on price for their services, as a result of any combination of lower labor costs, lower components costs, lower facilities costs or lower operating costs; and

•	be better able to utilize excess capacity which may reduce the cost of their product or service.

We also face competition from the manufacturing operations of our current and potential customers, who are continually evaluating the merits of manufacturing products internally against the advantages of outsourcing. Recently, some of our customers have moved a portion of their manufacturing from us in order to more fully utilize their excess internal manufacturing capacity.

We may be operating at a cost disadvantage compared to competitors who have greater direct buying power from component suppliers, distributors and raw material suppliers or who have lower cost structures as a result of their geographic location or the services they provide or who are willing to make sales or provide services at lower margins than us. As a result, competitors may procure a competitive advantage and obtain business from our customers. Our manufacturing processes are generally not subject to significant proprietary protection. In addition, companies with greater resources or a greater market presence may enter our market or increase their competition with us. We also expect our competitors to continue to improve the performance of their current products or services, to reduce their current products or service sales prices and to introduce new products or services that may offer greater performance and improved pricing. Any of these developments could cause a decline in sales, loss of market acceptance of our products or services, profit margin compression or loss of market share.

We derive a substantial portion of our revenue from our international operations, which may be subject to a number of risks and often require more management time and expense to achieve profitability than our domestic operations.

We derived 84.4% and 83.7% of net revenue from international operations for the three months and nine months ended May 31, 2009, respectively, compared to 78.9% and 80.0% for the three months and nine months ended May 31, 2008, respectively. We currently expect our foreign source revenue to slightly increase as compared to current levels over the course of the next twelve months. We currently operate outside the U.S. in Vienna, Austria; Hasselt, Belgium; Belo Horizonte, Manaus, Sao Paulo and Sorocaba, Brazil; Beijing, Huangpu, Nanjing, Shanghai, Shenzhen, Suzhou, Tianjin, Wuxi and Yantai, China; Coventry, England; Brest, Lunel and Meung-sur-Loire, France; Jena, Germany; Szombathely and Tiszaujvaros, Hungary; Chennai, Pune and Ranjangaon, India; Dublin, Ireland; Cassina de Pecchi, Marcianise and Bergamo, Italy; Gotemba and Tokyo, Japan; Penang, Malaysia; Chihuahua, Guadalajara and Reynosa, Mexico;

Amsterdam, The Netherlands; Bydgoszcz and Kwidzyn, Poland; Ayr and Livingston, Scotland; Singapore City, Singapore; Taichung and Taipei, Taiwan; Uzhgorod, Ukraine and Ho Chi Minh City, Vietnam. We continually consider additional opportunities to make foreign acquisitions and construct new foreign facilities. Our international operations may be subject to a number of risks, including:

•	difficulties in staffing and managing foreign operations;

•	less flexible employee relationships which can be difficult and expensive to terminate;

•	labor unrest;

•	political and economic instability (including acts of terrorism and outbreaks of war);

•	inadequate infrastructure for our operations (i.e. lack of adequate power, water, transportation and raw materials);

•	health concerns (such as the recent swine flu outbreaks) and related government actions;

•	coordinating our communications and logistics across geographic distances and multiple time zones;

•	risk of governmental expropriation of our property;

•	less favorable, or relatively undefined, intellectual property laws;

•	unexpected changes in regulatory requirements and laws;

•	longer customer payment cycles and difficulty collecting trade accounts receivable;

•	export duties, import controls and trade barriers (including quotas);

•	adverse trade policies, and adverse changes to any of the policies of either the U.S. or any of the foreign jurisdictions in which we operate;

•	adverse changes in tax rates;

•	adverse changes to the manner in which the U.S. taxes U.S.-based multinational companies;

•	legal or political constraints on our ability to maintain or increase prices;

•	governmental restrictions on the transfer of funds to us from our operations outside the U.S.;

•	burdens of complying with a wide variety of labor practices and foreign laws, including those relating to export and import duties, environmental policies and privacy issues;

•	fluctuations in currency exchange rates, which could affect local payroll, utility and other expenses; and

•	inability to utilize net operating losses incurred by our foreign operations against future income in the same jurisdiction.

In addition, several of the countries where we operate have emerging or developing economies, which may be subject to greater currency volatility, negative growth, high inflation, limited availability of foreign exchange and other risks. These factors may harm our results of operations, and any measures that we may implement to reduce the effect of volatile currencies and other risks of our international operations may not be effective. In our experience, entry into new international markets requires considerable management time as well as start-up expenses for market development, hiring and establishing office facilities before any significant revenue is generated. As a result, initial operations in a new market may operate at low margins or may be unprofitable. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement.

Another significant legal risk resulting from our international operations is compliance with the U.S. Foreign Corrupt Practices Act (“FCPA”). In many foreign countries, particularly in those with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA or other U.S. laws and regulations. Although we have implemented policies and procedures designed to ensure compliance with the FCPA and similar laws, there can be no assurance that all of our employees, and agents, as well as those companies to which we outsource certain of our business operations, will not take actions in violation of our policies. Any such violation, even if prohibited by our policies, could have a material adverse effect on our business.

If we do not manage our growth effectively, our profitability could decline.

Areas of our business may experience periods of rapid growth which could place considerable additional demands upon our management team and our operational, financial and management information systems. Our ability to manage growth effectively will require us to continue to implement and improve these systems; avoid cost overruns; maintain customer, supplier and other favorable business relationships during possible transition periods; continue to develop the management skills of our managers and supervisors; and continue to train, motivate and manage our employees. Our failure to effectively manage growth could have a material adverse effect on our results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement.

We may not achieve expected profitability from our acquisitions.

We cannot assure you that we will be able to successfully integrate the operations and management of our recent acquisitions. Similarly, we cannot assure you that we will be able to (1) identify future strategic acquisitions, (2) consummate these potential acquisitions on favorable terms, if at all, or (3) if consummated, successfully integrate the operations and management of future acquisitions. Acquisitions involve significant risks, which could have a material adverse effect on us, including:

•

Financial risks, such as (1) the payment of a purchase price that exceeds the future value that we may realize from the acquired operations and businesses; (2) an increase in our expenses and working capital requirements, which could reduce our return on invested capital; (3) potential known and unknown liabilities of the acquired businesses; (4) costs associated with integrating acquired operations and businesses; (5) the dilutive effect of the issuance of additional equity securities; (6) the incurrence of additional debt; (7) the financial impact of valuing goodwill and other intangible assets involved in any acquisitions, potential future impairment write-downs of goodwill and indefinite life intangibles and the amortization of other intangible assets; (8) possible adverse tax and accounting effects; and (9) the risk that we spend substantial amounts purchasing these manufacturing facilities and assume significant contractual and other obligations with no guaranteed levels of revenue or that we may have to close facilities at our cost.

•

Operating risks, such as (1) the diversion of management’s attention to the assimilation of the businesses to be acquired; (2) the risk that the acquired businesses will fail to maintain the quality of services that we have historically provided; (3) the need to implement financial and other systems and add management resources; (4) the need to maintain customer, supplier or other favorable business relationships of acquired operations and restructure or terminate unfavorable relationships; (5) the potential for deficiencies in internal controls of the acquired operations; (6) we may not be able to attract and retain the employees necessary to support the acquired businesses; (7) unforeseen difficulties (including any unanticipated liabilities) in the acquired operations; and (8) the impact on us of any unionized work force we may acquire or any labor disruptions that might occur.

Most of our acquisitions involve operations outside of the U.S. which are subject to various risks including those described in “Risk factors—Risks related to our business and industry—We derive a substantial portion of our revenue from our international operations, which may be subject to a number of risks and often require more management time and expense to achieve profitability than our domestic operations.”

We have acquired and may continue to pursue the acquisition of manufacturing and supply chain management operations from our customers (or potential customers). In these acquisitions, the divesting company will typically enter into a supply arrangement with the acquirer. Therefore, the competition for these acquisitions is intense. In addition, certain divesting companies may choose not to consummate these acquisitions with us because of our current supply arrangements with other companies or may require terms and conditions that may impact our profitability. If we are unable to attract and consummate some of these acquisition opportunities at favorable terms, our growth and profitability could be adversely impacted.

In addition to those risks listed above, arrangements entered into with these divesting companies typically involve certain other risks, including the following:

•	The integration into our business of the acquired assets and facilities may be time-consuming and costly.

•	We, rather than the divesting company, may bear the risk of excess capacity.

•	We may not achieve anticipated cost reductions and efficiencies.

•	We may be unable to meet the expectations of the divesting company as to volume, product quality, timeliness and cost reductions.

•

If demand for the divesting company’s products declines, it may reduce the volume of purchases and we may not be able to sufficiently reduce the expenses of operating the facility or use the facility to provide services to other customers.

As a result of these and other risks, we may be unable to achieve anticipated levels of profitability under these arrangements, and they may not result in any material revenue or contribute positively to our operations.

Our ability to achieve the expected benefits of the outsourcing opportunities associated with these acquisitions is subject to risks, including our ability to meet volume, product quality,

timeliness and pricing requirements, and our ability to achieve the divesting company’s expected cost reduction. In addition, when acquiring manufacturing operations, we may receive limited commitments to firm production schedules. Accordingly, in these circumstances, we may spend substantial amounts purchasing these manufacturing facilities and assume significant contractual and other obligations with no guaranteed levels of revenue. We may also not achieve expected profitability from these arrangements. As a result of these and other risks, these outsourcing opportunities may not be profitable.

We are expanding the primary scope of our acquisitions strategy beyond our customers and potential customers to include companies seeking to divest their internal manufacturing operations to manufacturing providers such as us. The amount and scope of the risks associated with acquisitions of this type extend beyond those that we have traditionally faced in making acquisitions. These extended risks include greater uncertainties in the financial benefits and potential liabilities associated with this expanded base of acquisitions.

We face risks arising from the restructuring of our operations.

Over the past few years, we have undertaken initiatives to restructure our business operations with the intention of improving utilization and realizing cost savings in the future. These initiatives have included changing the number and location of our production facilities, largely to align our capacity and infrastructure with current and anticipated customer demand. This alignment includes transferring programs from higher cost geographies to lower cost geographies. The process of restructuring entails, among other activities: moving production between facilities, closing facilities, reducing staff levels, realigning our business processes and reorganizing our management.

We continuously evaluate our operations and cost structure relative to general economic conditions, market demands and cost competitiveness, and our geographic footprint as it relates to our customers’ production requirements. As a result of this ongoing evaluation, we have initiated the 2006 Restructuring Plan and the 2009 Restructuring Plan. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Restructuring and Impairment Charges,” as well as Note 7—“Restructuring and Impairment Charges” to the Condensed Consolidated Financial Statements, contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement, for further details. If we incur restructuring charges related to the 2006 Restructuring Plan, the 2009 Restructuring Plan, or both, or in connection with any potential future restructuring program, in addition to those charges that we currently expect to incur, our financial condition and results of operations may suffer.

We expect that in the future we may continue to transfer certain of our operations to lower cost geographies, which may require us to take additional restructuring charges. Restructurings present significant potential risks of events occurring that could adversely affect us, including a decrease in employee morale, delays encountered in finalizing the scope of, and implementing, the restructurings (including extensive consultations concerning potential workforce reductions (particularly in locations outside of the U.S.)), the failure to achieve targeted cost savings and the failure to meet operational targets and customer requirements due to the loss of employees and any work stoppages that might occur. These risks are further complicated by our extensive international operations, which subject us to different legal and regulatory requirements that govern the extent, and the speed, of our ability to reduce our manufacturing capacity and workforce. In addition, the current global economic conditions may change how governments regulate restructuring as the global recession impacts local economies. Finally, we may have to obtain agreements from our affected customers for the re-location of our facilities in certain instances. Obtaining these agreements, along with the volatility in our customers’ demand, can further delay restructuring activities.

We depend on a limited number of suppliers for components that are critical to our manufacturing processes. A shortage of these components or an increase in their price could interrupt our operations and reduce our profits.

Substantially all of our net revenue is derived from turnkey manufacturing in which we provide materials procurement. While most of our significant long-term customer contracts permit quarterly or other periodic adjustments to pricing based on decreases and increases in component prices and other factors, we may bear the risk of component price increases that occur between any such re-pricings or, if such re-pricing is not permitted, during the balance of the term of the particular customer contract. Accordingly, certain component price increases could adversely affect our gross profit margins. Almost all of the products we manufacture require one or more components that are available from only a single source. Some of these components are allocated from time to time in response to supply shortages. In some cases, supply shortages will substantially curtail production of all assemblies using a particular component. In addition, at various times industry-wide shortages of electronic components have occurred, particularly of semiconductor products. In the past, such circumstances have produced insignificant levels of short-term interruption of our operations, but could have a material adverse effect on our results of operations in the future. Also, our production of a customer’s product could be negatively impacted by any quality or reliability issues with any of our component suppliers. Finally, the financial condition of our suppliers could affect their ability to supply us with components which could have a material adverse effect on our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement and “Business—Components Procurement” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, which is incorporated by reference into this prospectus supplement.

We may not be able to maintain our engineering, technological and manufacturing process expertise.

The markets for our manufacturing and engineering services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

•	hire, retain and expand our qualified engineering and technical personnel;

•	maintain technological leadership;

•	develop and market manufacturing services that meet changing customer needs; and

•	successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis.

Although we believe that our operations use the assembly and testing technologies, equipment and processes that are currently required by our customers, we cannot be certain that we will develop the capabilities required by our customers in the future. The emergence of new technology, industry standards or customer requirements may render our equipment, inventory or processes obsolete or noncompetitive. In addition, we may have to acquire new assembly and testing technologies and equipment to remain competitive. The acquisition and implementation of new technologies and equipment may require significant expense or capital investment, which could reduce our operating margins and our operating results. In facilities that we establish or acquire, we may not be able to maintain our engineering, technological and manufacturing process expertise. Our failure to anticipate and adapt to our customers’ changing technological needs and requirements or to hire and retain a sufficient number of engineers and maintain our engineering, technological and manufacturing expertise, could have a material adverse effect on our business.

If our manufacturing processes and services do not comply with applicable statutory and regulatory requirements, or if we manufacture products containing design or manufacturing defects, demand for our services may decline and we may be subject to liability claims.

We manufacture and design products to our customers’ specifications, and, in some cases, our manufacturing processes and facilities may need to comply with applicable statutory and regulatory requirements. For example, medical devices that we manufacture or design, as well as the facilities and manufacturing processes that we use to produce them, are regulated by the Food and Drug Administration and non-U.S. counterparts of this agency. Similarly, items we manufacture for customers in the defense and aerospace industries, as well as the processes we use to produce them, are regulated by the Department of Defense and the Federal Aviation Authority. In addition, our customers’ products and the manufacturing processes that we use to produce them often are highly complex. As a result, products that we manufacture may at times contain manufacturing or design defects, and our manufacturing processes may be subject to errors or not be in compliance with applicable statutory and regulatory requirements. Defects in the products we manufacture or design, whether caused by a design, manufacturing or component failure or error, or deficiencies in our manufacturing processes, may result in delayed shipments to customers or reduced or cancelled customer orders. If these defects or deficiencies are significant, our business reputation may also be damaged. The failure of the products that we manufacture or our manufacturing processes and facilities to comply with applicable statutory and regulatory requirements may subject us to legal fines or penalties and, in some cases, require us to shut down or incur considerable expense to correct a manufacturing process or facility. In addition, these defects may result in liability claims against us or expose us to liability to pay for the recall of a product. The magnitude of such claims may increase as we expand our medical, automotive and aerospace and defense manufacturing services, as defects in medical devices, automotive components and aerospace and defense systems could seriously harm or kill users of these products and others. Even if our customers are responsible for the defects, they may not, or may not have resources to, assume responsibility for any costs or liabilities arising from these defects, which could expose us to additional liability claims.

Our regular manufacturing process and services may result in exposure to intellectual property infringement and other claims.

Providing manufacturing services can expose us to potential claims that the product design or manufacturing processes infringe third party intellectual property rights. Even though many of our manufacturing services contracts generally require our customers to indemnify us for infringement claims relating to the product specifications and designs, a particular customer may not, or may not have the resources to assume responsibility for such claims. In addition, we may be responsible for claims that our manufacturing processes or components used in manufacturing infringe third party intellectual property rights. Infringement claims could subject us to significant liability for damages, and potentially injunctive action and, regardless of merits, could be time-consuming and expensive to resolve.

Our design services offerings may result in additional exposure to product liability, intellectual property infringement and other claims, in addition to the business risk of being unable to produce the revenues necessary to profit from these services.

We continue our efforts to offer certain design services, primarily those relating to products that we manufacture for our customers, and we now offer design services related to collaborative design manufacturing and turnkey solutions (including end-user products and components as products). Providing such services can expose us to different or greater potential liabilities than those we face when providing our regular manufacturing services. Our design services business increases our exposure to potential product liability claims resulting from injuries caused by defects in products we design, as well as potential claims that products we design or processes we use infringe third-party intellectual property rights. Such claims could subject us to significant liability for damages, subject the infringing portion of our business to injunction and, regardless of their merits, could be time-consuming and expensive to resolve. We also may have greater potential exposure from warranty claims, and from product recalls due to problems caused by product design. Costs associated with possible product liability claims, intellectual property infringement claims, and product recalls could have a material adverse effect on our results of operations. When providing collaborative design manufacturing or turnkey solutions, we may not be guaranteed revenue needed to recoup or profit from the investment in the resources necessary to design and develop products. Particularly, no revenue may be generated from these efforts if our customers do not approve the designs in a timely manner or at all, or if they do not then purchase anticipated levels of products. Furthermore, contracts may allow the customer to delay or cancel deliveries and may not obligate the customer to any volume of purchases, or may provide for penalties or cancellation of orders if we are late in delivering designs or products. We may even have the responsibility to ensure that products we design satisfy safety and regulatory standards and to obtain any necessary certifications. Failure to timely obtain the necessary approvals or certifications could prevent us from selling these products, which in turn could harm our sales, profitability and reputation.

The success of our turnkey solution activities depends in part on our ability to obtain, protect and leverage intellectual property rights to our designs.

We strive to obtain and protect certain intellectual property rights to our turnkey solutions designs. We believe that having a significant level of protected proprietary technology gives us a competitive advantage in marketing our services. However, we cannot be certain that the measures that we employ will result in protected intellectual property rights or will result in the prevention of unauthorized use of our technology. If we are unable to obtain and protect intellectual property rights embodied within our designs, this could reduce or eliminate the competitive advantages of our proprietary technology, which would harm our business.

Intellectual property infringement claims against our customers or us could harm our business.

Our turnkey solutions products and the products of our customers may compete against the products of other companies, many of whom may own the intellectual property rights underlying those products. Patent clearance or licensing activities, if any, may be inadequate to anticipate and avoid third party claims. As a result, in addition to the risk that we could become subject to claims of intellectual property infringement, our customers could become subject to infringement claims. Additionally, customers for our turnkey solutions services, or collaborative designs in which we have significant technology contributions, typically require that we indemnify them against the risk of intellectual property infringement. If any claims are brought against us or against our customers for such infringement, regardless of their merits, we could be required to expend significant resources in defense of such claims. In the event of a claim, we may be required to spend a significant amount of money to develop non-infringing alternatives or obtain licenses. We may not be successful in developing such alternatives or obtaining such a license on reasonable terms or at all. Our customers may be required to or decide to discontinue products which are alleged to be infringing rather than face continued costs of defending the infringement claims, and such discontinuance may result in a significant decrease in our business.

If our turnkey solutions products are subject to design defects, our business may be damaged and we may incur significant fees.

In our contracts with turnkey solutions customers, we generally provide them with a warranty against defects in our designs. If a turnkey solutions product or component that we design is found to be defective in its design, this may lead to increased warranty claims. Although we have product liability insurance coverage, it may not be available on acceptable terms, in sufficient amounts, or at all. A successful product liability claim in excess of our insurance coverage or any material claim for which insurance coverage was denied or limited and for which indemnification was not available could have a material adverse effect on our business, results of operations and financial condition.

We depend on our officers, managers and skilled personnel.

Our success depends to a large extent upon the continued services of our executive officers and other skilled personnel. Generally our employees are not bound by employment or non-competition agreements, and we cannot assure you that we will retain our executive officers and other key employees. We could be seriously harmed by the loss of any of our executive officers. In order to manage our growth, we will need to recruit and retain additional skilled management personnel and if we are not able to do so, our business and our ability to continue to grow could be harmed.

Any delay in the implementation of our information systems could disrupt our operations and cause unanticipated increases in our costs.

We have completed the installation of an Enterprise Resource Planning system in most of our manufacturing sites, excluding the Green Point sites, and in our corporate location. We are in the process of installing this system in certain of our remaining plants, including certain Green Point sites, which will replace the current Manufacturing Resource Planning system, and financial information systems. Any delay in the implementation of these information systems could result in material adverse consequences, including disruption of operations, loss of information and unanticipated increases in costs.

Compliance or the failure to comply with current and future environmental, product stewardship and producer responsibility laws or regulations could cause us significant expense.

We are subject to a variety of federal, state, local and foreign environmental, product stewardship and producer responsibility laws and regulations, including those relating to the use, storage, discharge and disposal of hazardous chemicals used during our manufacturing process or requiring design changes, conformity assessments or recycling of products we manufacture. If we fail to comply with any present and future regulations, we could become subject to future liabilities, the suspension of production, or prohibitions on sales of products we manufacture. In addition, such regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment, or to incur other significant expenses, including expenses associated with the recall of any non-compliant product or with changes in our procurement and inventory management activities.

Certain environmental laws impose liability for the costs of investigation, removal or remediation of hazardous or toxic substances on an owner, occupier or operator of real estate, even if such person or company was unaware of or not responsible for the presence of such substances. Soil and groundwater contamination may have occurred at some of our facilities. From time to time we investigate, remediate and monitor soil and groundwater contamination at certain of our operating sites. In certain instances where contamination existed prior to our ownership or occupation of a site, landlords or former owners have retained some contractual responsibility for contamination and remediation. However, failure of such persons to perform those obligations could result in us being required to remediate such contamination. As a result, we may incur clean-up costs in such potential removal or remediation efforts. In other instances, we may be solely responsible for clean-up costs associated with remediation efforts.

From time to time new regulations are enacted, or existing requirements are changed, and it is difficult to anticipate how such regulations and changes will be implemented and enforced. We continue to evaluate the necessary steps for compliance with regulations as they are enacted.

Over the last several years, we have become subject to certain legal requirements, principally in Europe, regarding the use of certain hazardous substances in, and the collection, reuse and recycling of waste from, certain products that use or generate electricity. Similar requirements are being developed or imposed in other areas of the world where we manufacture or sell products, including China and the U.S. We believe that we comply, and will be able to continue to comply, with such emerging requirements. We may experience negative consequences from these emerging requirements however, including, but not limited to, supply shortages or delays, increased raw material and component costs, accelerated obsolescence of certain of our raw materials, components and products and the need to modify or create new designs for our existing and future products.

Our failure to comply with any applicable regulatory requirements or with related contractual obligations could result in our being directly or indirectly liable for costs (including product recall and/or replacement costs), fines or penalties and third-party claims, and could jeopardize our ability to conduct business in the jurisdictions implementing them.

In addition, as global warming issues become more prevalent, the U.S. and foreign governments are beginning to respond to these issues. This increasing governmental focus on global warming may result in new environmental regulations that may negatively affect us, our suppliers and our customers. This could cause us to incur additional direct costs in complying with any new environmental regulations, as well as increased indirect costs resulting from our customers, suppliers or both incurring additional compliance costs that get passed on to us. These costs may adversely impact our operations and financial condition.

Our customers are becoming increasingly concerned with environmental issues, such as waste management (including recycling) and climate change (including reducing carbon outputs), and are increasingly expecting suppliers such as us to be similarly concerned and vigilant. Such customer demands may grow and require increased investments of time and resources to attract and retain customers.

Certain of our existing stockholders have significant control.

At May 31, 2009, our executive officers, directors and certain of their family members collectively beneficially owned 13.2% of our outstanding common stock, of which William D. Morean, our Chairman of the Board, beneficially owned 7.6%. As a result, our executive officers, directors and certain of their family members have significant influence over (1) the election of our Board of Directors, (2) the approval or disapproval of any other matters requiring stockholder approval and (3) the affairs and policies of Jabil.

We are subject to the risk of increased taxes.

We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various countries in which we have assets or conduct activities. Our tax position, however, is subject to review and possible challenge by taxing authorities and to possible changes in law. We cannot determine in advance the extent to which some jurisdictions may assess additional tax or interest and penalties on such additional taxes. In addition, our effective tax rate may be increased by the generation of higher income in countries with higher tax rates, or changes in local tax rates. For example, China enacted a new unified enterprise income tax law, effective January 1, 2008, which will result in a higher tax rate on operations in China as the rate increase is phased in over several years.

Several countries in which we are located allow for tax incentives to attract and retain business. We have obtained incentives where available and practicable. Our taxes could increase if certain tax incentives are retracted (which in some cases could occur if we fail to satisfy the conditions on which such incentives are based), or if they are not renewed upon expiration, or tax rates applicable to us in such jurisdictions are otherwise increased. It is anticipated that tax incentives with respect to certain operations will expire within the next year. However, due to the possibility of changes in existing tax law and our operations, we are unable to predict how these expirations will impact us in the future. In addition, acquisitions may cause our effective tax rate to increase, depending on the jurisdictions in which the acquired operations are located.

Our credit rating was downgraded in fiscal years 2008 and 2007 and is subject to further change.

Our credit is rated by credit rating agencies. Our 5.875% Senior Notes and our 8.250% Senior Notes are currently rated BB+ by Fitch Ratings (“Fitch”), Ba1 by Moody’s Investor Services, Inc. (“Moody’s”) and BB+ by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. (“S&P”), and are considered to be below “investment grade” debt by all three rating agencies. S&P’s rating downgrade in April 2008, along with those by Fitch in October 2007 and Moody’s in February 2007, and any potential future negative change in our credit rating, may make it more expensive for us to raise additional capital in the future on terms that are acceptable to us, if at all; may negatively impact the price of our common stock; may increase our interest payments under existing debt agreements; and may have other negative implications on our business, many of which are beyond our control. In addition, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement, the interest rate payable on the 8.250% Senior Notes and under the Credit Facility is subject to adjustment from time to time if our credit ratings change. Thus, any potential future negative change in our credit rating may increase the interest rate payable on the 8.250% Senior Notes, the Credit Facility and certain of our other borrowings.

Our amount of debt could significantly increase in the future.

As of May 31, 2009, on an as adjusted basis to give effect to this offering and the assumed use of proceeds therefrom as described more fully under the heading “Capitalization” in this prospectus supplement, our debt obligations on the Condensed Consolidated Balance Sheets consisted of $400.0 million under our 8.250% Senior Notes, $312.0 million under the notes offered hereby and $380.0 million outstanding under the term portion of the Credit Facility. As of May 31, 2009, there was $144.8 million outstanding under various bank loans to certain of our foreign subsidiaries and under various other debt obligations. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” as well as Note 11—“Notes Payable, Long-Term Debt and Long-Term Lease Obligations” to the Condensed Consolidated Financial Statements, contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement, for further details.

As of May 31, 2009, we have the ability to borrow up to $800.0 million under the revolving credit portion of the Credit Facility. In addition, the Credit Facility contemplates a potential increase of the revolving credit portion of up to an additional $200.0 million, if we and the lenders later agree to such increase. We could incur additional indebtedness in the future in the form of bank loans, notes or convertible securities.

Should we desire to consummate significant additional acquisition opportunities or undertake significant additional expansion activities, our capital needs would increase and could possibly result in our need to increase available borrowings under our revolving credit facilities or access public or private debt and equity markets. There can be no assurance, however, that we would be successful in raising additional debt or equity on terms that we would consider acceptable.

An increase in the level of our indebtedness, among other things, could:

•	make it difficult for us to obtain any necessary financing in the future for other acquisitions, working capital, capital expenditures, debt service requirements or other purposes;

•	limit our flexibility in planning for, or reacting to changes in, our business;

•	make us more vulnerable in the event of a downturn in our business; and

•

impact certain financial covenants that we are subject to in connection with our debt and securitization programs, including, among others, the maximum ratio of debt to consolidated EBITDA (as defined in our debt agreements and securitization programs).

There can be no assurance that we will be able to meet future debt service obligations.

We are subject to risks of currency fluctuations and related hedging operations.

A portion of our business is conducted in currencies other than the U.S. dollar. Changes in exchange rates among other currencies and the U.S. dollar will affect our cost of sales, operating margins and net revenue. We cannot predict the impact of future exchange rate fluctuations. We use financial instruments, primarily forward contracts, to economically hedge U.S. dollar and other currency commitments arising from trade accounts receivable, trade accounts payable, fixed purchase obligations and other foreign currency obligations. Based on our calculations and current forecasts, we believe that our hedging activities enable us to largely protect ourselves from future exchange rate fluctuations. If, however, these hedging activities are not successful or if we change or reduce these hedging activities in the future, we may experience significant unexpected expenses from fluctuations in exchange rates.

An adverse change in the interest rates for our borrowings could adversely affect our financial condition.

We pay interest on outstanding borrowings under our revolving credit facilities and certain other long term debt obligations at interest rates that fluctuate based upon changes in various base interest rates. An adverse change in the base rates upon which our interest rates are determined could have a material adverse effect on our financial position, results of operations and cash flows.

We face certain risks in collecting our trade accounts receivable.

We generate a significant amount of trade accounts receivable sales from our customers. If any of our customers has any liquidity issues (the risk of which is likely rising due to current economic conditions), then we could encounter delays or defaults in payments owed to us which could have a significant adverse impact on our financial condition and results of operations. For example, on January 14, 2009, one of our customers, Nortel Networks, filed a petition for reorganization under bankruptcy law. In addition, on May 28, 2009, another of our customers, Visteon Corporation, filed a petition for reorganization under bankruptcy law. We have analyzed our financial exposure resulting from both Nortel’s and Visteon’s bankruptcy filings and as a result have recorded a provision of allowance for doubtful accounts based upon our anticipated exposure associated with these events. Our allowance for doubtful accounts receivables was $18.4 million as of May 31, 2009 (which represented approximately 2% of our gross trade accounts receivable balance) and $10.1 million as of August 31, 2008 (which represented approximately 1% of our gross trade accounts receivable balance).

Customer relationships with emerging companies may present more risks than with established companies.

Customer relationships with emerging companies present special risks because such companies do not have an extensive product history. As a result, there is less demonstration of market acceptance of their products making it harder for us to anticipate needs and requirements than with established customers. In addition, due to the current economic environment, additional funding for such companies may be more difficult to obtain and these customer relationships may not continue or materialize to the extent we planned or we previously experienced. This tightening of financing for start-up customers, together with many start-up customers’ lack of prior operations and unproven product markets increase our credit risk, especially in trade accounts receivable and inventories. Although we perform ongoing credit evaluations of our customers and adjust our allowance for doubtful accounts receivable for all customers, including start-up customers, based on the information available, these allowances may not be adequate. This risk exists for any new emerging company customers in the future.

Previous changes in the securities laws and regulations have increased, and may continue to increase, our costs; and any future changes would likely increase our costs.

The Sarbanes-Oxley Act of 2002, as well as related rules promulgated by the SEC and the New York Stock Exchange (the “NYSE”), required changes in some of our corporate governance, securities disclosure and compliance practices. Compliance with these rules has increased our legal and financial accounting costs for several years following the announcement and effectiveness of these new rules. While these costs are no longer increasing, they may in fact increase in the future. In addition, given the recent turmoil in the securities and credit markets, as well as the global economy, many U.S. and international governmental, regulatory and supervisory authorities including, but not limited to, the SEC and the NYSE, are currently contemplating changes in their laws, regulations and rules. Any such future changes, especially from the SEC or NYSE, may cause our legal and financial accounting costs to increase.

Due to inherent limitations, there can be no assurance that our system of disclosure and internal controls and procedures will be successful in preventing all errors or fraud, or in informing management of all material information in a timely manner.

Our management, including our CEO and CFO, does not expect that our disclosure controls and internal controls and procedures will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system reflects that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been or will be detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur simply because of error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control.

The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

If we receive other than an unqualified opinion on the adequacy of our internal control over financial reporting as of August 31, 2009 and future year-ends as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of your shares.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include an annual report on internal control over financial reporting in their annual reports on Form 10-K that contains an assessment by management of the effectiveness of the company’s internal control over financial reporting. The independent registered public accounting firm, KPMG LLP, issued an unqualified opinion on the effectiveness of our internal control over financial reporting as of August 31, 2008. While we continuously conduct a rigorous review of our internal control over financial reporting in order to assure compliance with the Section 404 requirements, if our independent registered public accounting firm interprets the Section 404 requirements and the related rules and regulations differently from us or if our independent registered public accounting firm is not satisfied with our internal control over financial reporting or with the level at which it is documented, operated or reviewed, they may issue a qualified report. A qualified opinion could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.

In addition, we have spent a significant amount of resources in complying with Section 404’s requirements. For the foreseeable future, we will likely continue to spend substantial amounts complying with Section 404’s requirements, as well as improving and enhancing our internal control over financial reporting.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Any changes in estimates, judgments and assumptions could have a material adverse effect on our business, financial position and results of operations.

The consolidated and condensed consolidated financial statements included in the periodic reports we file with the SEC are prepared in accordance with U.S. GAAP. The preparation of financial statements in accordance with U.S. GAAP involves making estimates, judgments and assumptions that affect reported amounts of assets (including intangible assets), liabilities and related reserves, revenues, expenses and income. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes could result in corresponding changes to the amounts of assets, liabilities, revenues, expenses and income. Any such changes could have a material adverse effect on our financial position and results of operations. In addition, the principles of U.S. GAAP are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC and various bodies formed to create appropriate accounting policies, and interpret such policies. A change in those policies can have a significant effect on our accounting methods. For example, although not yet currently required, the SEC could require us to adopt the International Financial Reporting Standards in the next few years, which could have a significant effect on certain of our accounting methods.

We are subject to risks associated with natural disasters and global events.

Our operations may be subject to natural disasters or other business disruptions, which could seriously harm our results of operation and increase our costs and expenses. We are susceptible to losses and interruptions caused by hurricanes (including in Florida, where our headquarters are located), earthquakes, power shortages, telecommunications failures, water shortages, tsunamis, floods, typhoons, fire, extreme weather conditions, geopolitical events such as terrorist acts and other natural or manmade disasters. Our insurance coverage with respect to natural disasters is limited and is subject to deductibles and coverage limits. Such coverage may not be adequate, or may not continue to be available at commercially reasonable rates and terms.

Energy price increases may negatively impact our results of operations.

Certain of the components that we use in our manufacturing activities are petroleum-based. In addition, we, along with our suppliers and customers, rely on various energy sources (including oil) in our transportation activities. After several years of increases, energy prices have recently declined significantly. While significant uncertainty currently exists about the future levels of energy prices, a significant increase is possible. Increased energy prices could cause an increase to our raw material costs and transportation costs. In addition, increased transportation costs of certain of our suppliers and customers could be passed along to us. We may not be able to increase our product prices enough to offset these increased costs. In addition, any increase in our product prices may reduce our future customer orders and profitability.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $293.0 million, after deducting original issue discount, underwriting discounts and our estimated expenses. Depending on the amount of our 5.875% Senior Notes that are tendered in the Tender Offer, we expect to use all or a portion of the net proceeds of the notes offered hereby, together with cash on hand, to fund the purchase amount of the Tender Offer (including the accrued interest and associated fees and expenses). We will use any remaining net proceeds for general corporate purposes, which may include repaying any borrowings that may then be outstanding under the revolving credit portion of the Credit Facility, reducing the amount funded under the Foreign Securitization Program, reducing the amount funded under the U.S. Securitization Program, investing in investment grade securities, funding open market purchases, redemption or repayment of any untendered 5.875% Senior Notes or repaying a portion of our borrowings under the term portion of the Credit Facility. As of the date of this prospectus supplement, a principal amount of $300.0 million was outstanding under the 5.875% Senior Notes, which mature on July 15, 2010 and pay interest at the rate of 5.875% per year semiannually on January 15 and July 15.

Ratio of earnings to fixed charges

Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

Year Ended August 31,					Nine Months Ended May 31,

2004	2005	2006	2007	2008	2009

7.2x	7.9x	6.3x	1.9x	2.3x	(1)

(1)	Earnings for the nine months ended May 31, 2009 were inadequate to cover fixed charges by $1,013.5 million.

For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized and (ii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of the interest within rental expense.

Because we have no preferred stock issued (and have not had any issued during the fiscal years shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

Capitalization

The following table sets forth our unaudited cash and cash equivalents and consolidated capitalization as of May 31, 2009:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) $293.0 million of net proceeds from this offering and (ii) the use of this $293.0 million of net proceeds, along with $16.5 million of additional cash, to purchase, redeem or otherwise acquire all $300.0 million of our 5.875% Senior Notes in the Tender Offer for the total consideration therefor.

You should read this table along with the selected consolidated financial data, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2009 and incorporated by reference into this prospectus supplement, “Use of proceeds,” and our financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus.

	As of May 31, 2009
(in thousands)	Actual	As adjusted

Cash and cash equivalents	$768,915	$752,441

Short-term debt and current installments of notes payable, long-term debt and capital lease obligations:
Revolving credit facilities(1)	22,146	22,146
Term portion of the Credit Facility	20,000	20,000
Foreign Securitization Program	95,877	95,877
Capital lease obligations	8	8
Other(2)	18,228	18,228

Total short-term debt and current installments of long-term debt	$156,259	$156,259

Notes payable, long-term debt and capital lease obligations, less current installments:
Term portion of the Credit Facility	360,000	360,000
5.875% Senior Notes due 2010	298,937	—
8.250% Senior Notes due 2018	396,663	396,663
7.75% Senior Notes due 2016 offered hereby(3)	—	312,000
Other(4)	8,567	8,567

Total long-term debt	$1,064,167	$1,077,230

Total debt(5)	$1,220,426	$1,233,489

Stockholders’ equity:
Preferred stock, 10,000,000 shares ($.001 par value) authorized, none issued and outstanding	—	—
Common Stock	216	216
Additional paid-in capital	1,445,354	1,445,354
Accumulated deficit(6)	(5,146)	(15,932)
Accumulated other comprehensive income	171,960	171,960
Treasury stock (at cost)	(203,539)	(203,539)

Net stockholders’ equity	$1,408,845	$1,398,059

Total capitalization	$2,629,271	$2,631,548

(1)	Consists of subsidiary revolving credit facilities and the revolving credit portion of the Credit Facility. As of May 31, 2009, there was no amount outstanding under the revolving credit portion of the Credit Facility and $800.0 million was available for borrowing thereunder, subject to the terms and conditions of the Credit Facility. As of June 30, 2009, approximately $240.0 million was outstanding under the revolving credit portion of the Credit Facility.

(2)	Primarily current portions of subsidiary term debt.

(3)	The recorded amount of the notes offered hereby will be reduced by approximately $12.0 million to reflect the OID.

(4)	Primarily long term portions of subsidiary term debt.

(5)	Excludes $129.6 million of aggregate off-balance sheet liabilities, including approximately $112.9 million of cash proceeds from the sale of receivables under the U.S. Securitization Program and $16.7 million of an off-balance sheet factoring program.

(6)	Includes $9.4 million of premium, and $0.1 million of fees, to be paid in connection with the Tender Offer, and $1.3 million of unamortized costs associated with the 5.875% Senior Notes.

Selected consolidated financial data

The following selected data are derived from our consolidated financial statements. We believe that the unaudited quarterly consolidated financial statements from which we have derived the interim period data include all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly, in all material respects, our results of operations and financial condition for and as of the periods presented. Financial results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the fiscal year.

The data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the “Business” section and the consolidated financial statements and the related notes thereto contained in each of our Annual Report on Form 10-K for the fiscal year ended August 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended May 31, 2009, each of which is incorporated by reference in this prospectus supplement.

Consolidated statement of operations data
	Fiscal year ended August 31,					Nine months ended May 31,
Dollars in thousands	2004	2005	2006	2007	2008	2008	2009

						(unaudited)	(unaudited)
Net revenue	$6,252,897	$7,524,386	$10,265,447	$12,290,592	$12,779,703	$9,514,829	$8,885,010
Cost of revenue	5,714,517	6,895,880	9,500,547	11,478,562	11,911,902	8,877,028	8,357,162

Gross profit	538,380	628,506	764,900	812,030	867,801	637,801	527,848

Operating expenses:
Selling, general and administrative	257,748	314,270	382,210	491,967	491,324	367,617	368,134
Research and development	13,813	22,507	34,975	36,381	32,984	24,381	18,607
Amortization of intangibles	43,709	39,762	24,323	29,347	37,288	27,635	23,320
Restructuring and impairment charges(1)	—	—	81,585	72,396	54,808	54,546	48,312
Goodwill Impairment charge(2)	—	—	—	—	—	—	1,022,821
Acquisition related charges(3)	1,339	—	—	—	—	—	—

Operating (loss)/ income	221,771	251,967	241,807	181,939	251,397	163,622	(953,346)

Other expense(4)	7,193	4,106	11,918	15,888	11,902	9,815	4,169
Interest income	(7,237)	(13,774)	(18,734)	(14,531)	(12,014)	(9,255)	(5,314)
Interest expense	18,546	20,667	23,507	86,069	94,316	70,509	62,854

(Loss)/income before income taxes and minority interest	203,269	240,968	225,116	94,513	157,193	92,553	(1,015,055)
Income tax expense	29,539	37,093	60,598	21,401	25,119	17,390	156,909
Minority interest, net of tax	—	—	—	(124)	(1,818)	(1,238)	(1,245)

Net (loss) income	$173,730	$203,875	$164,518	$73,236	$133,892	$76,401	$(1,170,719)

Additional financial data
	Fiscal year ended August 31,					Nine months ended May 31,
Dollars in thousands	2004	2005	2006	2007	2008	2008	2009

						(unaudited)	(unaudited)
Core EBITDA(5)	$439,022	$507,494	$565,916	$541,911	$618,921	$452,648	$376,401
Capital expenditures	$217,741	$256,849	$279,861	$302,190	$337,502	$214,828	$235,179

Consolidated balance sheet data
	Fiscal year ended August 31,					Nine months ended May 31,
Dollars in thousands	2004	2005	2006	2007	2008	2008	2009

						(unaudited)	(unaudited)
Cash, cash equivalents and short-term investments	$621,322	$796,071	$773,563	$663,625	$772,923	$860,069	$768,915
Working capital(6)	1,023,591	1,117,806	977,631	675,446	1,091,497	1,170,569	992,385
Total assets	3,334,039	4,087,986	5,411,730	6,295,232	7,032,137	6,928,051	5,169,055

Total debt	309,606	327,254	393,333	1,262,193	1,369,410	1,395,448	1,220,426

Stockholders’ equity	$1,824,023	$2,145,941	$2,294,481	$2,443,011	$2,715,725	$2,675,513	$1,408,845

(1)	During fiscal year 2006, we recorded charges of $81.9 million ($70.1 million after-tax) related to the restructuring plan initiated in the fourth quarter of fiscal year 2006, partially offset by the reversal of $0.3 million related to restructuring charges incurred under historical restructuring plans. Also related to the restructuring plan, we recorded valuation allowances of $37.1 million on net deferred tax assets through income tax expense.

During fiscal year 2007, we recorded charges of $72.4 million ($59.3 million after-tax) related to the restructuring plan initiated in the fourth quarter of fiscal year 2006. Also related to the restructuring plan, we reduced valuation allowances by $2.0 million, to $35.1 million, on net deferred tax assets through income tax expense.

During fiscal year 2008, we recorded charges of $54.8 million ($39.6 million after-tax) related to the restructuring plan initiated in the fourth quarter of fiscal year 2006. Also related to the restructuring plan, we increased valuation allowances by $3.7 million, to $38.8 million, on net deferred tax assets.

During the nine months ended May 31, 2008, we recorded charges of $54.5 million ($48.1 million after-tax) related to restructuring plans initiated in the fourth quarter of fiscal year 2006.

During the nine months ended May 31, 2009, we recorded charges of $48.3 million ($57.9 million after-tax) related to the restructuring plans initiated in the fourth quarter of fiscal year 2006 and the second quarter of fiscal year 2009.

(2)	During the first and second quarters of fiscal year 2009, we recorded goodwill impairment charges totaling a sum of $1.0 billion to reduce the carrying amount of our goodwill to its estimated fair value based upon the results of interim impairment tests conducted during the first and second quarters of fiscal year 2009.

(3)	During fiscal year 2004, we recorded acquisition-related charges of $1.3 million ($1.0 million after-tax) primarily in connection with the acquisitions of certain operations of Philips and NEC.

(4)	During fiscal year 2004, we recorded other expense of $7.2 million, consisting of $6.4 million ($4.0 million after-tax) for a loss on the write-off of unamortized issuance costs associated with our convertible subordinated notes, which were retired in May of 2004, and $0.8 million ($0.5 million after-tax) for a loss on the sale of receivables under our accounts receivable securitization program.

During fiscal year 2005, we recorded $4.1 million ($2.5 million after-tax) of other expense related to a loss on the sale of receivables under our accounts receivable securitization program.

During fiscal year 2006, we recorded $11.9 million ($7.2 million after-tax) of other expense related to a loss on the sale of receivables under our accounts receivable securitization program.

During fiscal year 2007, we recorded $15.9 million ($9.7 million after-tax) of other expense related to a loss on the sale of receivables under our accounts receivable securitization program.

During fiscal year 2008, we recorded $11.9 million ($7.2 million after-tax) of other expense related to a loss on the sale of receivables under our accounts receivable securitization program.

During the nine months ended May 31, 2008, we recorded $9.8 million ($6.9 million after-tax) of other expense related to a loss on the sale of receivables under our accounts receivable securitization program.

During the nine months ended May 31, 2009, we recorded $4.2 million ($8.0 million after-tax) of other expense related to a loss on the sale of receivables under our accounts receivable securitization program.

(5)	Core EBITDA is a non-U.S. GAAP financial measure. We calculate core EBITDA for the periods presented herein as operating income (calculated in accordance with U.S. GAAP) before (a) amortization of intangibles, (b) acquisition related charges, (c) certain distressed customer charges, (d) restructuring and impairment charges, (e) goodwill impairment charges, (f) stock-based compensation expense, and (g) depreciation expense. We believe that core EBITDA is a useful measure that facilitates evaluating the past and future performance of our ongoing operations on a comparable basis. We report core EBITDA to provide investors with an alternative method for assessing earnings before interest, taxes, depreciation and amortization from what we believe are our core manufacturing operations. We also believe that some investors use core EBITDA as a way to measure the ability of certain companies to incur and service debt, make capital expenditures and meet working capital requirements. Other companies, however, may calculate core EBITDA differently than we do. Also, core EBITDA is not a U.S GAAP performance measure and should not be considered as a alternative measure of liquidity or an alternative to operating income as an indicator of our operating performance or any other measure of performance derived in accordance with U.S. GAAP. This data should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. A reconciliation of core EBITDA to operating income computed in accordance with U.S. GAAP is as follows:

Dollars in thousands	Fiscal year ended August 31, 2004	Fiscal year ended August 31, 2005	Fiscal year ended August 31, 2006		Fiscal year ended August 31, 2007		Fiscal year ended August 31, 2008		Nine months ended May 31, 2008		Nine months ended May 31, 2009		Twelve months ended May 31, 2009

Net Income (GAAP)	$173,730	$203,875	$164,518		$73,236		$133,892		$76,401		$(1,170,719)		$(1,113,228)
Other expense	7,193	4,106	11,918		15,888		11,902		9,815		4,169		6,256
Interest income	(7,237)	(13,774)	(18,734)		(14,531)		(12,014)		(9,255)		(5,314)		(8,073)
Interest expense	18,546	20,667	23,507		86,069		94,316		70,509		62,854		86,661
Income tax expense	29,539	37,093	60,598		21,401		25,119		17,390		156,909		164,638
Minority interest, net of tax	—	—	—		(124)		(1,818)		(1,238)		(1,245)		(1,825)

Operating income (GAAP)	$221,771	$251,967	$241,807		$181,939		$251,397		$163,622		$(953,346)		$(865,571)
Amortization of intangibles	43,709	39,762	24,323		29,347		37,288		27,635		23,320		32,973
Acquisition related charges	1,339	—	—		—		—		—		—		—
Certain distressed customer charges	—	—	—		—		—		—		7,256	(A)	7,256
Restructuring and impairment charges	—	—	81,585	(B)	72,396	(C)	54,808	(D)	54,546	(E)	48,312	(F)	48,574	(G)
Goodwill impairment charges	—	—	—		—		—		—		1,022,821	(H)	1,022,821	(H)
Stock-based compensation expense	(5,756)	35,403	43,848		47,874		36,404		29,439		33,044		40,007
Depreciation expense	177,959	180,362	174,353		210,355		239,024		177,406		194,994		256,611

Core EBITDA (Non-GAAP)	$439,022	$507,494	$565,916		$541,911		$618,921		$452,648		$376,401		$542,671

(A)	Consists of a $6.1 million allowance for doubtful account provision as well as $1.2 million in certain other inventory related write-offs associated with one of our customers, Nortel Networks.

(B)	As more fully described in our Form 10-K for the fiscal year ended August 31, 2006, these charges consist of the following: $67.4 million related to employee severance and termination benefits, $10.1 million related to lease commitment costs, $3.6 million related to fixed asset impairments and $0.8 million related to certain other restructuring costs, which was partially offset by the reversal of $0.3 million related to charges incurred under historical restructuring plans.

(C)	As more fully described in our Form 10-K for the fiscal year ended August 31, 2007, these charges consist of the following: $31.3 million related to employee severance and termination benefits, $2.7 million related to lease commitment costs, $45.6 million related to fixed asset impairments and certain other restructuring costs of $1.2 million, which were offset by $8.4 million of proceeds received in connection with facility closure costs.

(D)	As more fully described in our Form 10-K for the fiscal year ended August 31, 2008, these charges consist of the following: $46.7 million related to employee severance and termination benefits, $7.3 million related to lease commitment costs, $0.3 million related to fixed asset impairments and $0.5 million related to certain other restructuring costs.

(E)	As more fully described in our Form 10-Q for the fiscal quarter ended May 31, 2008, these charges consist of the following: $46.7 million related to employee severance and termination benefits, $7.0 million related to lease commitment costs, $0.3 million related to fixed asset impairments and $0.5 million related to certain other restructuring costs.

(F)	As more fully described in our Form 10-Q for the fiscal quarter ended May 31, 2009, these charges consist of the following: $41.1 million related to employee severance and termination benefits, $0.7 million related to lease commitment costs, $6.4 million related to fixed asset impairments and $0.1 million related to certain other restructuring costs.

(G)	As more fully described in our Form 10-K for the fiscal year ended August 31, 2008 and our Form 10-Q for the fiscal quarter ended May 31, 2009, these charges consist of the following: $41.1 million related to employee severance and termination benefits; $1.0 million related to lease commitment costs; $6.4 million related to fixed asset impairments and $0.1 million related to certain other restructuring costs.

(H)	As more fully described in our Form 10-Q for the fiscal quarter ended May 31, 2009, a goodwill impairment charge was recorded to reduce the carrying amount of our goodwill to its estimated fair value based upon the results of interim impairment tests conducted during the first and second quarters of fiscal year 2009.

(6)	Working capital is defined as total current assets minus total current liabilities.

Description of other indebtedness

Five year credit facility

On July 19, 2007, we entered into a $1.2 billion amended and restated five-year unsecured Credit Facility. The Credit Facility consists of a revolving credit portion of $800.0 million and a term portion of $400.0 million. (The Credit Facility also contemplates a potential later increase of the revolving credit portion of up to an additional $200.0 million, if we and the lenders agree to such increase.) The revolving credit portion of the Credit Facility terminates on July 19, 2012, and the term portion of the Credit Facility requires payments of principal in annual installments of $20.0 million each, with a final payment of the remaining principal due on July 19, 2012.

As of May 31, 2009, there was no amount outstanding under the revolving credit portion of the Credit Facility and $800.0 million was available for borrowing thereunder, subject to the terms and conditions of such Credit Facility. As of June 30, 2009, approximately $240.0 million was outstanding under the revolving credit portion of the Credit Facility. A draw in the amount of $400.0 million has been made under the term portion of the Credit Facility and $380.0 million remains outstanding as of June 30, 2009.

Some or all of the lenders under the Credit Facility and their affiliates have various other relationships with us and our subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. We, along with some of our subsidiaries, have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates. In addition, many, if not most, of the agents and lenders under the Credit Facility held positions as agent and/or lender under our old revolving credit facility and the senior unsecured bridge loan facility that we entered into with a syndicate of banks on December 21, 2006, as subsequently amended on December 20, 2007.

The Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability and the ability of our subsidiaries to:

•	create or suffer to exist any liens on their properties;

•	create or suffer to exist additional debt (affects our subsidiaries only);

•	sell, lease (including sales and leasebacks), or otherwise dispose of assets;

•	engage in mergers or consolidations;

•	enter into or suffer to exist any agreements limiting the ability of the subsidiaries to declare or pay distributions;

•	make any material changes to the nature of ours or their businesses; or

•	make any accounting changes.

The Credit Facility also requires us to maintain a maximum debt-to-EBITDA ratio of 3.5 to 1.0 and a minimum interest coverage ratio of 3.0 to 1.0. As of May 31, 2009, we were in compliance with the covenants of the Credit Facility.

5.875% Senior Unsecured Notes due 2010

In July 2003, we issued a total of $300.0 million of 5.875% Senior Notes due 2010, resulting in net proceeds of approximately $297.2 million. The 5.875% Senior Notes mature on July 15, 2010 and pay interest semiannually on January 15 and July 15. As of the date of this prospectus supplement, $300.0 million principal amount remained outstanding under the 5.875% Senior Notes. The indenture governing the 5.875% Senior Notes contains certain covenants, including, but not limited to, covenants limiting our ability and/or our subsidiaries’ ability to: create certain liens; enter into sale and leaseback transactions; create, incur, issue, assume or guarantee any funded debt (applicable only to our “restricted subsidiaries”); guarantee any of our indebtedness (applicable only to our subsidiaries); and consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to another person.

We intend to use the net proceeds of this offering to purchase all or a portion of our 5.875% Senior Notes tendered to us pursuant to the Tender Offer.

8.250% Senior Unsecured Notes due 2018

In January 2008 and May 2008, we issued $250.0 million and $150.0 million, respectively, of 8.250% Senior Notes due 2018, resulting in net proceeds of approximately $245.7 million and $148.5 million, respectively. The 8.250% Senior Notes mature on March 15, 2018 and pay interest semiannually on March 15 and September 15. As of the date of this prospectus supplement, $400.0 million principal amount remained outstanding under the 8.250% Senior Notes. The indenture governing the 8.250% Senior Notes contains certain covenants, including, but not limited to, covenants limiting our ability and/or our subsidiaries’ ability to: create certain liens; enter into sale and leaseback transactions; create, incur, issue, assume or guarantee any funded debt (applicable only to our “restricted subsidiaries”); guarantee any of our indebtedness (applicable only to our subsidiaries); and consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to another person. This indenture also contains a covenant regarding our repurchase of the 8.250% Senior Notes upon a “change of control repurchase event.”

U.S. Securitization Program

In February 2004, we entered into a program (which was subsequently amended several times and which expires on March 17, 2010) with a bank. In connection with this program, we continuously sell a designated pool of trade accounts receivable to a wholly-owned subsidiary (which is a separate bankruptcy-remote entity), which in turn sells an ownership interest in the receivables to a conduit, administered by an unaffiliated financial institution. As the receivables sold are collected, we are able to sell additional receivables up to the maximum permitted amount under the program (currently $250.0 million). This program requires compliance with several financial covenants including an interest coverage ratio and debt to EBITDA ratio, as defined in the securitization agreement. Net receivables sold under this program are excluded from trade accounts receivable on the Consolidated Balance Sheets and are reflected as cash provided by operating activities on the Consolidated Statement of Cash Flows. At May 31, 2009, we had sold $314.9 million of eligible trade accounts receivable, which represents the face amount of total outstanding receivables at that date. In exchange, we received cash proceeds of $112.9 million and retained an interest in the receivables of approximately $202.0 million.

Foreign Securitization Program

In April 2008, we entered into an asset-backed securitization program (which was subsequently amended and which expires on March 18, 2010) with a bank conduit. In connection with this program, certain of our foreign subsidiaries continuously sell an undivided interest in designated pools of trade accounts receivable to a special purpose entity, which in turn borrows up to $200.0 million from the bank conduit to purchase those receivables and in which it grants security interests as collateral for the borrowings. This program requires compliance with several covenants including a limitation on certain corporate actions such as mergers, consolidations and sale of substantially all assets. This program is accounted for as a borrowing and is reflected on our Consolidated Balance Sheet. We pay interest at designated commercial paper rates plus a spread. At May 31, 2009, we had $95.9 million of debt outstanding under the program. In addition, we incurred interest expense at a variable rate of approximately 0.51% plus a fixed spread during the three months ended May 31, 2009.

Description of notes

The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. This description replaces the description of the debt securities in the accompanying prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.

The notes will be issued as an additional series under an indenture, dated as of January 16, 2008, between Jabil and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from Jabil upon request. References to “Jabil,” “we,” “us” and “our” in this section of this prospectus supplement are only to Jabil Circuit, Inc. and not to any of its subsidiaries.

General

The notes will have the following basic terms:

•	the notes will be senior unsecured obligations of Jabil and will rank equally with all other existing and future senior and unsecured debt obligations of Jabil;

•	the notes will be limited to $312.0 million aggregate principal amount (subject to the rights of Jabil to issue additional notes as described under “—Further issuances” below);

•	the notes will accrue interest at a rate of 7.75% per year;

•

interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2010.

•	the notes will mature on July 15, 2016, unless redeemed or repurchased prior to that date;

•

Jabil may redeem the notes, in whole or in part, at any time at its option as described under “—Optional redemption,” as well as in the event of changes in taxes as described under “—Merger, consolidation or sale of assets”;

•

Jabil may be required to repurchase the notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of notes upon a change of control repurchase event”;

•	the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Book-entry, delivery and form” below); and

•	the notes will be exchangeable and transferable, at the office or agency of Jabil maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and, unless Jabil defaults on such payment, no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to the notes, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

The notes will not be subject to any sinking fund.

Jabil may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Payment and transfer or exchange

Principal of and premium, if any, and interest on the notes will be payable at the office or agency maintained by Jabil for such purpose (which initially will be the corporate trust office of the trustee located at 101 Barclay Street, Floor 7 West, New York, New York 10286). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Jabil, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the U.S. maintained by the payee. See “—Book-entry, delivery and form” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but Jabil may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Jabil is not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Jabil that remain unclaimed two years after such payment was due and payable will be repaid to Jabil, and the holders of such notes will thereafter look solely to Jabil for payment.

Ranking

The notes will rank equally with all of our existing and future senior and unsecured indebtedness. As of May 31, 2009, on an as adjusted basis to give effect to this offering and the assumed use of proceeds therefrom as described more fully under the heading “Capitalization” in this prospectus supplement, we had approximately $1,092.0 million of such senior and unsecured indebtedness outstanding (which includes the $312.0 million of notes offered hereby and does not include our 5.875% Senior Notes).

The notes are our exclusive obligations. Since a substantial portion of our operations are conducted through our subsidiaries, our cash flow and our consequent ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by those subsidiaries to, us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, will depend upon the earnings of those subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, is structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any mortgage or other lien on the assets of that subsidiary and would be subordinated to any indebtedness of that subsidiary senior to that held by us. As of May 31, 2009, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $2.3 billion. See “Risk factors—Risks related to the notes—We conduct a substantial portion of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us,” “—The notes will be structurally junior to the indebtedness and other liabilities of our subsidiaries,” and “—The notes will be unsecured and will be effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such obligations.”

The indenture does not limit the amount of indebtedness that we may incur. The indenture does limit the ability of our restricted subsidiaries to incur indebtedness and of any of our subsidiaries to guarantee our indebtedness. See “—Certain covenants—Restrictions on funded debt of restricted subsidiaries” and “—Certain covenants—Limitation on issuance of guarantees by subsidiaries.”

Optional redemption

Jabil may redeem the notes at its option at any time, either in whole or in part. If Jabil elects to redeem the notes, it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

•	100% of the aggregate principal amount of the notes to be redeemed; or
•	the sum of the present values of the remaining scheduled payments, as defined below.

Jabil will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to each holder of the notes as of the close of business on the record date immediately preceding that interest payment date.

In determining the present values of the remaining scheduled payments, Jabil will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus 0.50% (50 basis points).

The following terms are relevant to the determination of the redemption price:

“treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the comparable treasury issue. In determining this rate, Jabil will assume a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“independent investment banker” means J.P. Morgan Securities Inc. or Citigroup Global Markets Inc., or their respective successors as may be appointed from time to time by the trustee after consultation with Jabil; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), Jabil will substitute another primary treasury dealer.

“comparable treasury price” means, with respect to any redemption date, (1) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (2) if the trustee obtains fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by the trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“reference treasury dealer” means Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., and two other primary treasury dealers selected by Jabil, and each of their respective successors and any other primary treasury dealers selected by the trustee after consultation with Jabil.

“remaining scheduled payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal of and premium, if any, and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by the depository, in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of the notes that are not represented by a global security.

Unless Jabil defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Purchase of notes upon a change of control repurchase event

If a change of control repurchase event occurs, unless Jabil has exercised its right to redeem the notes as described above, Jabil will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Jabil, prior to any change of control, but after the public announcement of the change of control, Jabil will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

Jabil will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Jabil will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Jabil will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered (no interest or dividends will be paid on any such deposit); and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by Jabil.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

Jabil will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Jabil and such third party purchases all notes properly tendered and not withdrawn under its offer.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Jabil and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Jabil and the underwriters.

Jabil has no present intention to engage in a transaction involving a change of control, although it is possible that Jabil could decide to do so in the future. Subject to the limitations discussed below, Jabil could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Jabil or credit ratings of the notes. Restrictions on the ability of Jabil and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions, incur funded debt and consolidate, merge or sell assets are contained in the covenants as described under “—Certain covenants—Limitation on liens”, “—Certain covenants—Limitation on sale and leaseback transactions”, “—Certain covenants—Restrictions on funded debt of restricted subsidiaries”, “—Certain Covenants—Limitation on issuance of guarantees by subsidiaries” and “—Merger, consolidation or sale of assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Jabil or a highly leveraged or similar transaction involving Jabil.

Jabil may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Jabil may be prohibited from repurchasing the notes under the terms of other agreements relating to Jabil’s indebtedness at the time (although Jabil currently does not have any agreements precluding such repurchase of the notes).

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Jabil and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Jabil or one of its subsidiaries; (2) the adoption of a plan relating to Jabil’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Jabil or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Jabil’s voting stock or other voting stock into which Jabil’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (4) Jabil consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Jabil, in any such event pursuant to a transaction in which any of the voting stock of Jabil or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of Jabil outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or (5) the first day on which a majority of the members of the board of directors of Jabil are not continuing directors. This “change of control” definition includes a disposition of all or substantially all of the property and assets of Jabil and its subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of the notes may require Jabil to make an offer to repurchase the notes as described above. In a recent decision, the Chancery Court of Delaware raised the possibility that a change of control as a result of a failure to have “continuing directors” compromising a majority of the board of directors may be unenforceable on public policy grounds.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“continuing directors” means, as of any date of determination, any member of the board of directors of Jabil who (1) was a member of such board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Jabil.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Jabil, a “nationally recognized statistical rating organization” within the meaning of Section 3 (a)(62) under the Exchange Act, selected by Jabil (as certified by a resolution of the board of directors of Jabil) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and-for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“rating date” means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Jabil to effect a change of control.

“ratings event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Jabil to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the notes are rated by both rating agencies on the rating date as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both rating agencies, or (b) in the event the notes (1) are rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the notes by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories).

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further issuances

Jabil may from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes, and will vote together as one class on all matters with respect to the notes.

Certain covenants

Except as set forth below, neither Jabil nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation;
•	paying dividends or making distributions on the capital stock of Jabil or of such subsidiaries; or
•	purchasing or redeeming capital stock of Jabil or such subsidiaries.

In addition, Jabil will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving Jabil or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “—Purchase of notes upon a change of control repurchase event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving Jabil that may adversely affect holders of the notes, except to the limited extent provided below and under “—Purchase of notes upon a change of control repurchase event.”

The indenture contains the following principal covenants:

Limitation on liens

Jabil will not, and will not permit any restricted subsidiary (as defined below) to create, incur or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (as defined below) (including guaranties) of Jabil, any restricted subsidiary, or any other person, including, without limitation, indebtedness under the Credit Facility without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the notes (together with, if Jabil so determines, any other indebtedness of Jabil or such restricted subsidiary then existing or thereafter created which is not subordinate to the notes) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. In the case of the Credit Facility, such obligation will arise concurrently with the grant of any lien thereunder, whether or not any indebtedness shall be outstanding under the Credit Facility at such time.

Except in the case of any lien granted under the Credit Facility, the foregoing restriction will not, however, apply to the following:

(i)	liens on property or assets of Jabil or any restricted subsidiary existing on the date of the original issuance of the notes;

(ii)	liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Jabil or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Jabil or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iii)	liens on property or assets of Jabil or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iv)

liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Jabil or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof);

(v)	liens which secure indebtedness owing by a restricted subsidiary to Jabil or to a restricted subsidiary;

(vi)	liens on the property of Jabil or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(vii)	statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;

(viii)	liens for taxes, assessments or governmental charges that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

(ix)	zoning restrictions, easements, rights of way or minor defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Jabil or any restricted subsidiary;

(x)	customary deposit or reserve arrangements entered into in connection with acquisitions;

(xi)	liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing indebtedness under any interest rate agreement, currency agreement or other similar agreement designed solely to protect Jabil or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(xii)	liens incurred (a) in connection with workers’ compensation, unemployment insurance or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations incurred in the ordinary course of business consistent with industry practice or customs or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

(xiii)	liens on receivables, leases or other financial assets incurred in connection with a permitted receivables transaction;

(xiv)	judgment liens against Jabil or any restricted subsidiary not giving rise to an event of default;

(xv)	liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $50,000,000 arising in connection with (a) so-called “synthetic leases” or “tax retention operating leases,” and (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Jabil or a restricted subsidiary;

(xvi)	liens arising in connection with the administration and operation of deposit accounts of Jabil or any Jabil subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein;

(xvii)	liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

(xviii)	liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money; and

(xix)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby.

Except in the case of any lien granted under the Credit Facility (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the notes apply), the restriction on liens on property or assets of Jabil or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Jabil or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Jabil and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xix) above) plus attributable debt (as defined below) of Jabil and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in “—Limitation on sale and leaseback transactions” below, that would otherwise be subject to the restrictions described below under “—Limitation on sale and leaseback transactions” does not at the time such indebtedness is incurred exceed an amount equal to 15% of consolidated net tangible assets (as defined below).

For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Jabil, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xix) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.

For the purposes of the “Limitation on liens” covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve indebtedness in an amount equal to the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.

Limitation on sale and leaseback transactions

Jabil will not, and will not permit any restricted subsidiary to, enter into any arrangement after the date of the original issuance of the notes with any bank, insurance company or other lender or investor (other than Jabil or another restricted subsidiary) providing for the leasing by Jabil or any such restricted subsidiary of any property or assets for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions), which property or assets were or are owned or leased by Jabil or a restricted subsidiary and which have been or are to be sold or transferred by Jabil or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “sale and leaseback transaction”) unless either:

(i)	Jabil and its restricted subsidiaries would be entitled, pursuant to the provisions described in the “Limitation on liens” covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt in respect of such sale and leaseback transaction without equally and ratably securing the notes; or

(ii)	Jabil, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil) to the retirement of notes or other funded debt, as defined below, of Jabil (other than funded debt subordinated to the notes) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Jabil or a restricted subsidiary, other than the notes, voluntarily retired by Jabil or a restricted subsidiary within 180 days after such sale or transfer to the trustee for retirement and cancellation, excluding in the case of both (a) and (b), retirement pursuant to any mandatory prepayment or by payment at maturity.

Restrictions on funded debt of restricted subsidiaries

Jabil will not permit any restricted subsidiary to create, incur, issue, assume or guarantee any funded debt. This restriction will not apply if:

(i)	Jabil or such restricted subsidiary could create indebtedness secured by liens in accordance with one or more of clauses (i) through (xix) of the “Limitation on liens” covenant described above (whether or not such indebtedness is in fact secured by liens) or enter into a sale and leaseback transaction in accordance with the “Limitation on sale and leaseback transactions” covenant described above in an amount equal to such funded debt, without equally and ratably securing the notes;

(ii)	such funded debt existed on the date of the original issuance of the notes;

(iii)	such funded debt is owed to Jabil or any restricted subsidiary;

(iv)	such funded debt existed at the time the person that issued such funded debt became a restricted subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such restricted subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such person as an entirety to such restricted subsidiary, or arising thereafter

(a)	other than in connection with the borrowing of money arranged thereafter and

(b)	pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

(v)	such funded debt is guaranteed by Jabil;

(vi)	such funded debt is guaranteed by a governmental agency;

(vii)	such funded debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such restricted subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such restricted subsidiary and providing financial or tax benefits to such restricted subsidiary which are not available directly to Jabil;

(viii)	such funded debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a restricted subsidiary, provided such funded debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later, and, provided further, that the principal amount of such funded debt does not exceed 100% of the fair market value of the property or equipment acquired or constructed;

(ix)	such funded debt is nonrecourse; or

(x)	such funded debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding funded debt permitted by the foregoing.

Notwithstanding the foregoing, any restricted subsidiary may create, incur, issue, assume or guarantee funded debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other funded debt of Jabil’s restricted subsidiaries which would otherwise be subject to the foregoing restrictions (not including funded debt permitted to be incurred pursuant to clauses (i) through (x) above), does not at the time such funded debt is incurred exceed an amount equal to 15% of consolidated net tangible assets.

For the purposes of determining compliance with this covenant, in the event that an item of funded debt meets the criteria of more than one of the types of funded debt described above, Jabil, in its sole discretion, will classify, and may reclassify, such funded debt and only be required to include the amount and type of such funded debt in one of the above clauses or the immediately preceding paragraph, and an item of funded debt may be divided and classified and reclassified into more than one of the types of funded debt described above.

Limitation on issuance of guarantees by subsidiaries

Jabil will not permit any of its subsidiaries, directly or indirectly, to guarantee any indebtedness of Jabil (“guaranteed indebtedness”), unless (i) such subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee (a “subsidiary guarantee”) of payment of the applicable series of notes and (ii) such subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Jabil or any other subsidiary of Jabil as a result of any payment by such subsidiary under its subsidiary guarantee; provided that this paragraph shall not be applicable to any guarantee of any subsidiary of Jabil that existed at the time such person became a subsidiary of Jabil and was not incurred in connection with, or in contemplation of, such person becoming a subsidiary of Jabil. If the guaranteed indebtedness is (a) pari passu with the notes, then the guarantee of such guaranteed indebtedness will be pari passu with, or subordinated to, the subsidiary guarantee or (b) subordinated to the notes, then the guarantee of such guaranteed indebtedness will be subordinated to the subsidiary guarantee at least to the extent that the guaranteed indebtedness is subordinated to the notes. Notwithstanding the foregoing, any subsidiary guarantee by a subsidiary of Jabil may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an affiliate of Jabil, of all of Jabil’s and each other Jabil subsidiary’s capital stock in, or all or substantially all the assets of, such subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such subsidiary guarantee, except a discharge or release by or as a result of payment under such guarantee.

Merger, consolidation or sale of assets

The indenture provides that Jabil may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Jabil, unless (a) (1) in the case of a consolidation, merger, combination or amalgamation, Jabil is the entity surviving such event, and (2) in the case that Jabil consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the notes issued thereunder, and the performance of Jabil’s obligations under the indenture, including, if any notes are then secured pursuant to the indenture, any collateral documents relating thereto, and the notes issued thereunder, and shall provide for conversion or exchange rights in accordance with the provisions of the notes of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction, including any indebtedness which becomes an obligation of Jabil or a subsidiary of Jabil at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other conditions are met.

The continuing person must be a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia (a “U.S. corporation”) or, if the continuing person is not a U.S. corporation, it must agree by supplemental indenture:

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to irrevocably appoint an agent in New York City as its agent for service of process in any suit, action or proceeding with respect to the indenture or the notes and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submit to jurisdiction in New York;

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that all payments on the notes in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes the holder of a note receives the same amount that such holder would have received if the person were a U.S. corporation (provided, that, in the event of changes in taxes in the relevant jurisdiction after the date of the consolidation, merger or sale, the continuing person will have the right to redeem all, but not less than all, of the notes at a redemption price equal to the principal amount plus accrued interest, if any, to the date of redemption, subject to the conditions set forth in the indenture);

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to indemnify immediately the holder of each note against (a) any tax, assessment or governmental charge imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction in excess of the tax, assessment or governmental charge that would have been imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction if the person was a U.S. corporation; and (b) any other tax costs or other tax expenses of the transaction that would not have been incurred if the person was a U.S. corporation.

If we or the continuing person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by such holder as a result of the transaction. In addition, the continuing person will not be required to pay additional amounts as described above with respect to any tax imposed or withheld because the holder or beneficial owner of a note fails, upon request of the continuing person, to provide information concerning the nationality, residence or identity of such holder or beneficial owner, or to make any declaration or similar claim or satisfy any information or reporting requirement that is required or imposed under the income tax laws of the applicable jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge.

Enforceability of judgments

A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, consolidation or sale of assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. In such event, any judgment obtained in the U.S. against the successor person, including judgments with respect to payments on the notes, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

SEC Reports

At any time that Jabil is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, Jabil will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the date specified for the filing with the SEC of such information, documents and reports under such provisions.

Events of default

Each of the following is an “event of default” under the indenture with respect to the notes:

(i)	default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

(ii)	default in payment of principal or any premium with respect to the notes, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

(iii)	default in the performance, or breach, of any covenant, warranty or agreement of Jabil in the indenture or the notes (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than the notes), and the continuance of such default or breach for a period of 60 days after delivery of written notice to Jabil by the trustee or to Jabil and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

(iv)

there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Jabil or any restricted subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(v)	Jabil or any of its restricted subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith; or

(vi)	certain events of bankruptcy, insolvency or reorganization of Jabil or any of its restricted subsidiaries.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities issued pursuant to the indenture. The indenture provides that the trustee may withhold notice to the holders of the notes of the occurrence of a default with respect to the notes (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so. The trustee is obligated to withhold notice to the holders of the notes for at least 30 days if the default is of the character specified in (iii) above.

The indenture provides that if an event of default with respect to the notes of the type described in clause (vi) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the notes will become immediately due and payable. The indenture provides that if any other event of default with respect to the notes shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal amount of all the notes to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the notes.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered the trustee reasonable security or indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding notes shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes. The indenture requires the annual filing with the trustee of a certificate by Jabil as to whether or not it is in default under the terms of the indenture. Jabil is also required to deliver to the trustee, within five days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time would constitute an event of default.

Notwithstanding any other provision of the indenture, the holders of the notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the notes on the respective due dates therefor (as the same may be extended in accordance with the terms of the notes) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Definitions

The indenture contains the following defined terms:

“additional amounts” means any additional amounts which are required by the indenture, under circumstances specified therein, to be paid by Jabil in respect of certain taxes, assessments or other governmental changes imposed on note holders and which are owing to such debt security holders. As used in this prospectus supplement, references to the principal of and premium, if any, and interest, if any, on such notes will be deemed to include mention of the payment of additional amounts, if any, required by the terms of such notes in such context.

“attributable debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“capital stock” means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.

“consolidated net tangible assets” means the total of all assets reflected on a consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Jabil and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Jabil and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.

“consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Jabil in its consolidated financial statements if such statements were prepared as of such date.

“Credit Facility” means, collectively, the Amended and Restated Five Year Credit Agreement dated as of July 19, 2007, among Jabil, the lenders named therein, and Citicorp USA, Inc., as administrative agent, any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement, and any other credit facility or facilities entered into by Jabil after such loan agreement or any such amendment, extension, renewal, increase, decrease, substitution or replacement have been cancelled or otherwise terminated.

“currency agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement including the combinations of these transactions designed to protect Jabil or any restricted subsidiary of Jabil against fluctuations in currency values.

“funded debt” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

“generally accepted accounting principles” or “U.S. GAAP” means generally accepted accounting principles as in effect in the U.S. from time to time, applied on a basis consistent (except for changes concurred with by Jabil’s independent public accountants) with the most recent audited consolidated financial statements of Jabil and its consolidated subsidiaries.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“indebtedness” means (a) any liability of Jabil or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement made in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Jabil or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that Jabil or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (y) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), or (z) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for purposes of the covenant restricting funded debt of restricted subsidiaries.

“interest rate agreement” means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, including the combination of these transactions, designed to protect the party indicated therein against fluctuations in interest rates.

“lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

“permitted receivables transaction” means any transaction or series of transactions entered into by Jabil or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of Jabil or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

“person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“restricted subsidiary” means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting stock of which is legally and beneficially owned by Jabil and its wholly-owned restricted subsidiaries at such time.

“subsidiary of Jabil” means any corporation, association or other business entity of which at the time of determination Jabil or one or more Jabil subsidiaries owns or controls more than 50% of the shares of voting stock.

“surety obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Jabil or any of its restricted subsidiaries and one or more surety providers, for the benefit of Jabil’s or any restricted subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

“voting stock” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“wholly-owned restricted subsidiary” means, at any time, any restricted subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by Jabil and/or any one or more of Jabil’s other wholly-owned restricted subsidiaries at such time.

Discharge, defeasance and covenant defeasance

Upon the direction of Jabil, the indenture shall cease to be of further effect with respect to the notes (subject to the survival of certain provisions thereof, including the obligation to pay additional amounts) when (i) either (a) all of the outstanding notes have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Jabil has deposited with the trustee, in trust, funds in U.S. dollars, in an amount sufficient to pay the entire indebtedness on the notes in respect of principal (and premium, if any) and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof, as the case may be, (ii) Jabil has paid all other sums payable under the indenture with respect to the notes and (iii) certain other conditions are met. Jabil will remain obligated, following such deposit, to pay additional amounts on the notes to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.

The indenture provides that Jabil may elect with respect to the notes either to defease and be discharged from (i) any and all obligations with respect to the notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, and the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold moneys for payment in trust) (“defeasance”) or (ii) certain restrictive covenants, if any, in the indenture, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the notes (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the notes provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Jabil (in the exercise of its sole discretion), any such additional amounts with respect to) the notes, and any mandatory payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Jabil is a party or by which it is bound, (ii) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time (during the period ending on the 123rd day after such date) and (iii) Jabil has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Jabil, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“foreign currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the U.S. or by any recognized confederation or association of such governments.

“government obligations” means notes which are (i) direct obligations of the U.S. where the payment or payments thereunder are supported by the full faith and credit of the U.S. or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S., and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

Modification, waivers and meetings

The indenture contains provisions permitting Jabil and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding notes or other debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the notes of such other series or the rights of the holders of the notes or the debt securities of such other series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding note or other debt security issued under the indenture so affected, among other things:

•

change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to any debt securities issued under the indenture or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to, or reduce the rate of interest thereon, or reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any debt securities issued under the indenture are payable;

•

affect the ranking, or with respect to collateral the priority or security, of the debt securities of each applicable series (other than as expressly permitted in the supplemental indenture relating to such series or the terms of the securities, in each case at the time of issuance of such securities), in a manner adverse to the holders of such securities;

•

make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Jabil or other securities (whether or not issued by Jabil), cash or property in accordance with its terms;

•	impair the holder’s right to institute suit to enforce the payment of any such debt securities on or after the stated maturity thereof; or

•

reduce the aforesaid percentage in principle amount of debt securities of any series issued under the indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Jabil and the trustee, without the consent of the holders of the notes or any debt securities of any other series issued thereunder, to modify or amend the indenture in order, among other things:

•	to add to the covenants of Jabil made in the indenture for the benefit of the holders of any series of the debt securities or to surrender any right or power conferred upon Jabil by the indenture;

•	to add to the events of default or the covenants of Jabil for the benefit of the holders of all or any series of debt securities issued under the indenture;

•

to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any additional amounts with respect to any series of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

•	to secure the debt securities;

•	to provide for conversion or exchange rights of the holders of any series of debt securities;

•

to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

•

to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or

•

to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all holders of the notes, waive any past default under the indenture with respect to the notes and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to the notes or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of outstanding notes.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting may be called at any time by the trustee, and also, upon request, by Jabil or the holders of at least 10% in principal amount of the outstanding notes, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes. Any resolution, however, with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding notes, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding notes, subject to certain exceptions.

Book-entry, delivery and form

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes, the base indenture and the second Officer’s Certificate. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the base indenture or the second Officer’s Certificate, including for purposes of receiving any reports delivered by us or the trustee pursuant to the base indenture or the second Officer’s Certificate. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “—Certificated notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in “—Certificated notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-entry format

Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the base indenture and the second Officer’s Certificate nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the base indenture and the second Officer’s Certificate have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the base indenture and the second Officer’s Certificate have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the base indenture and the second Officer’s Certificate, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the base indenture or the second Officer’s Certificate on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers within and among book-entry systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although each of DTC, Clearstream, Luxembourg and Euroclear has agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•

we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Exchange Act, and the trustee or we are unable to locate a qualified successor within 90 days;

•	an event of default has occurred and is continuing under the base indenture or the second Officer’s Certificate; or

•	we, at our option, elect to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the base indenture and the second Officer’s Certificate.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

Regarding the trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture and has also been appointed by Jabil to act as registrar, transfer agent and paying agent for the notes.

Certain U.S. federal income tax considerations

The following are certain U.S. federal income tax considerations of acquisition, ownership and disposition of the notes. This discussion only applies to notes that meet both of the following conditions:

•

they are purchased by those initial holders who purchase notes on original issue at the “issue price,” which will equal the first price at which a substantial amount of the notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	they are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, including but not limited to:

•	financial institutions;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	persons holding notes as part of a hedge or integrated transaction;

•	traders in securities that elect the mark to market method of accounting for their securities holdings;

•	tax-exempt organizations;

•	former citizens or residents of the U.S.;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes (or investors in such entities); or

•	persons subject to the alternative minimum tax.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding notes should consult its tax advisors.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations (all as of the date hereof), changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described in this prospectus, possibly with retroactive effect. We have not sought and do not intend to seek a ruling from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and we cannot assure you that the IRS will not challenge one or more of the tax considerations described herein.

The following discussion does not purport to be legal or tax advice to prospective investors generally or to any particular prospective investor. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income, estate and gift tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

In certain circumstances, we may be obligated to pay holders amounts in excess of the stated interest and principal payable on the notes. For example, upon a change of control repurchase event, we would generally be required to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest. The obligation to make these payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” Under these Treasury Regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” We do not believe that the notes should be treated as contingent payment debt instruments (because we believe that any such contingencies should be treated as remote and/or incidental), and we do not intend to treat them as such. However, there is no assurance that the IRS will not take a contrary position. A successful challenge of this position by the IRS could affect the timing and amount of a holder’s income and could cause the gain from the sale or other disposition of a note to be treated as ordinary interest income, rather than capital gain. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Holders of the notes should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. This discussion assumes that the notes will not be considered contingent payment debt instruments.

Tax consequences to U.S. Holders

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or any other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

This discussion assumes that a U.S. Holder has not made an election to treat stated interest on the notes as OID.

Taxation of stated interest

Stated interest on the notes will be treated as “qualified stated interest” (i.e., stated interest that is unconditionally payable at least annually at a single fixed rate over the entire term of the note) and will be taxable to U.S. Holders as ordinary interest income as the interest accrues or is paid, in accordance with the U.S. Holder’s regular method of tax accounting.

Taxation of original issue discount

The notes will be treated as being issued with OID for United States federal income tax purposes.

A U.S. Holder (whether a cash or accrual method taxpayer) will be required to include in gross income any OID as it accrues on a constant yield to maturity basis, before the receipt of cash payments attributable to this income. The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to the note for each day during that taxable year on which the U.S. Holder holds the note. The daily portion is determined by allocating to each day in an “accrual period” a pro rata portion of the OID allocable to that accrual period. The OID allocable to any accrual period will equal (a) the product of the “adjusted issue price” of the note as of the beginning of such period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) less (b) the qualified stated interest allocable to the accrual period. The “adjusted issue price” of a note as of the beginning of any accrual period will equal its issue price, increased by previously accrued OID.

A U.S. Holder will not be required to recognize any additional income upon the receipt of any payment on the notes that is attributable to previously accrued OID.

Sale, exchange, redemption, retirement or other taxable disposition of the notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid stated interest. Amounts attributable to accrued and unpaid stated interest are treated as interest as described above under “—Taxation of stated interest.” A U.S. Holder’s adjusted tax basis in a note will generally be the cost for the note to such U.S. Holder, increased by any OID previously includible in income by the U.S. Holder.

Gain or loss realized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition the note has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with interest payments (and any amounts of OID accrued) on a note and the proceeds from a sale or other disposition (including a retirement or redemption) of a note unless the U.S. Holder is an exempt recipient such as a corporation. A U.S. Holder will be subject to U.S. backup withholding (at a rate currently equal to 28%) on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax consequences to Non-U.S. Holders

As used in this prospectus supplement, the term “non-U.S. Holder” means a beneficial owner of a note that is an individual, corporation, estate or trust and is not a U.S. Holder.

For purposes of the following discussion, interest (including any OID) and gain on the sale, exchange or other taxable disposition (including a retirement or redemption) of a note will be considered “U.S. trade or business income” if the income or gain is effectively connected with the conduct by a non-U.S. Holder of a U.S. trade or business.

All references to interest in this discussion also refer to any OID.

Taxation of interest

Interest income will qualify for the “portfolio interest” exception, and therefore will not be subject to United States withholding tax, if:

•	the interest income is not “U.S. trade or business income” of the non-U.S. Holder;

•	the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of the Company’s stock entitled to vote;

•	the non-U.S. Holder is not, for United States federal income tax purposes, a controlled foreign corporation that is related to the Company;

•

the non-U.S. Holder is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (A) the non-U.S. Holder certifies, under penalty of perjury, to the Company or the Company’s agent that it is not a U.S. person and such non-U.S. Holder provides its name, address and certain other information on a properly executed Form W-8BEN (or an applicable substitute form), or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the note on behalf of the beneficial owner and provides a statement to the Company or the Company’s agent signed under the penalties of perjury in which the organization, bank or financial institution certifies that Form W-8BEN or a suitable substitute has been received by it from the non-U.S. Holder or from another financial institution entity on behalf of the non-U.S. Holder (and furnishes the Company or the Company’s agent with a copy).

If a non-U.S. Holder cannot satisfy the requirements for the portfolio interest exception as described above, the gross amount of payments of interest to such non-U.S. Holder that is not “U.S. trade or business income” will be subject to United States federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will not be subject to United States federal withholding tax but generally will be taxed on a net income basis in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and if the non-U.S. Holder is a foreign corporation, such U.S. trade or business income may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such interest, or a lower rate provided by an applicable treaty. In order to claim the benefit provided by a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, a non-U.S. Holder must provide either:

•	a properly executed Form W-8BEN (or suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty; or

•	a properly executed Form W-8ECI (or suitable substitute form) stating that interest paid on the note is not subject to withholding tax because it is “U.S. trade or business income.”

Sale, exchange, redemption, retirement or other taxable disposition of the notes

Subject to the discussion of backup withholding below, generally, a non-U.S. Holder will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•	the gain is “U.S. trade or business income;” or

•

the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition of the note is made and certain other requirements are met.

A holder described in the first bullet point above generally will be required to pay United States federal income tax on the net gain derived from the sale in the same manner as a U.S. Holder, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain, or a lower rate provided by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a 30% United States federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Backup withholding and information reporting

Where required, information will be reported annually to each non-U.S. Holder as well as the IRS regarding any interest that is either subject to withholding or exempt from United States withholding tax pursuant to a tax treaty or to the portfolio interest exception. Copies of these information returns may also be made available to the tax authorities of the country in which the non-U.S. Holder resides under the provisions of a specific treaty or agreement.

Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a holder of notes may be subject to backup withholding (at a rate currently equal to 28%) with respect to interest paid on the notes. However, the Treasury Regulations provide that payments of interest to a non-U.S. Holder will not be subject to backup withholding and related information reporting if the non-U.S. Holder certifies its non-U.S. status under penalties of perjury or satisfies the requirements of an otherwise established exemption.

The payment of the proceeds from the disposition (including a retirement or redemption) of notes to or through the U.S. office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the non-U.S. Holder certifies its non-U.S. status under penalty of perjury or satisfies the requirements of an otherwise established exemption. The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States will not be subject to information reporting or backup withholding.

When a non-U.S. Holder receives a payment of proceeds from the disposition of notes either to or through a non-U.S. office of a broker that is either a U.S. person or a person who has certain enumerated relationships with the United States, the Treasury Regulations require information reporting (but not backup withholding) on the payment, unless the broker has documentary evidence in its files that the non-U.S. Holder is not a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts, which, together with ERISA Plans, we refer to as the “plans,” and specified persons, referred to as “parties in interest” or “disqualified persons,” having specified relationships to such plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and to other penalties and liabilities under ERISA and the Code. In addition, if a prohibited transaction occurs with respect to a plan, the fiduciary may be subject to penalties and liabilities under ERISA and the Code.

The fiduciary of a plan that proposes to purchase and hold any notes should consider, among other things, whether such purchase and holding may involve (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property between a plan and a party in interest or disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Similar Laws governing the investment and management of the assets of governmental plans and other plans which are not subject to ERISA or the Code may contain fiduciary and prohibited transaction requirements similar to those under Title I of ERISA and Section 4975 of the Code. Accordingly, fiduciaries of such plans, in consultation with their counsel, should consider the impact of their respective laws on investments in the notes and the considerations discussed above, to the extent applicable.

Because of the above, the notes should not be purchased or held by any person investing “plan assets” of any plan or employee benefit plan subject to Similar Laws, unless such purchase and holding will not be subject to, or will be exempt from, the prohibited transactions rules of ERISA and the Code or similar violation of any applicable Similar Laws.

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire the notes constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code or the applicable provisions of any Similar Law or (2) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar laws.

Due to the complexity of these rules and penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons, considering purchasing the notes on behalf of, or with the assets of, any plan or employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws applicable to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriters	Principal Amount

J.P. Morgan Securities Inc.	$107,640,000

Citigroup Global Markets Inc.	54,600,000

RBS Securities Inc.	31,200,000

Banc of America Securities LLC	28,080,000

Credit Suisse Securities (USA) LLC	18,720,000

RBC Capital Markets Corporation	18,720,000

UBS Securities LLC	18,720,000

Daiwa Securities America Inc.	4,680,000

HSBC Securities (USA) Inc.	4,680,000

Mizuho Securities USA Inc.	4,680,000

Scotia Capital (USA) Inc.	4,680,000

SunTrust Robinson Humphrey, Inc.	4,680,000

Morgan Stanley & Co. Incorporated	3,588,000

BNP Paribas Securities Corp.	2,340,000

Comerica Securities, Inc.	1,716,000

U.S. Bancorp Investments, Inc.	1,716,000

Ladenburg Thalmann & Co. Inc.	1,560,000

Total	$312,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.25% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us

Per note	2.00%

In the underwriting agreement, we have agreed that:

•

We will not offer or sell any of our debt securities (other than the notes) for a period of 90 days after the date of this prospectus supplement without the prior consent of J.P. Morgan Securities Inc.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market making at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), each underwriter has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 20031711EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriter. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If any of the underwriters engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

We expect delivery of the notes will be made against payment therefor on or about August 11, 2009, which is the seventh business day following the date of pricing of the notes (such settlement being referred to as “T+7“). Under Rule 15(c)6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes and the next three succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

We estimate that our total expenses of this offering, exclusive of the underwriting discount, will be approximately $0.7 million.

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their respective affiliates are parties to one or more of the following: the Credit Facility and our asset-backed securitization program. In particular, Citicorp USA, Inc., an affiliate of Citigroup Global Markets Inc., is a lender and the administrative agent and JPMorgan Chase Bank, N.A. is a lender and the syndication agent, in each case, under our Credit Facility. The Royal Bank of Scotland plc and ABN AMRO Bank N.V., each an affiliate of RBS Securities Inc., Bank of America, N.A., an affiliate of Banc of America Securities LLC, Credit Suisse, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC, Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, UBS Loan Finance LLC, an affiliate of UBS Securities LLC, HSBC Bank USA, N.A., an affiliate of HSBC Securities (USA) Inc., Mizuho Corporate Bank, Ltd., an affiliate of Mizuho Securities USA Inc., The Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc., SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., Morgan Stanley Bank, an affiliate of Morgan Stanley & Co. Incorporated, BNP Paribas, an affiliate of BNP Paribas Securities Corp., Comerica Bank, an affiliate of Comerica Securities, Inc. and U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., each currently serves or has at one time served as a lender under our Credit

Facility. Daiwa Securities America Inc. (“DSA”) has entered into an agreement with SMBC Securities, Inc. (“SMBCSI”) pursuant to which SMBCSI provides certain advisory and/or other services to DSA, including services with respect to this offering, in exchange for a fee. Sumitomo Mitsui Banking Corporation, an affiliate of SMBCSI, is currently a lender under our Credit Facility. We have also retained J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. to act as the dealer managers for the Tender Offer, for which they will receive reimbursement of reasonable out-of-pocket expenses.

Legal matters

Holland & Knight LLP, Tampa, Florida will pass upon the validity of the securities offered hereby for Jabil. Cahill Gordon & Reindel LLP, New York, New York will pass upon the validity of the securities offered hereby for the underwriters.

Experts

The consolidated financial statements and schedule of Jabil as of August 31, 2008 and 2007, and for each of the years in the three-year period ended August 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report incorporated by reference herein covering the August 31, 2008 consolidated financial statements contains an explanatory paragraph that states Jabil adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes as of September 1, 2007 and the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of August 31, 2007.

The audit report on the effectiveness of internal control over financial reporting incorporated by reference herein as of August 31, 2008, contains an explanatory paragraph that states Jabil acquired certain manufacturing operations of NSN during the year ended August 31, 2008, and management excluded from its assessment of the effectiveness of Jabil’s internal control over financial reporting as of August 31, 2008 an evaluation of NSN’s internal control over financial reporting associated with total assets of approximately $217.0 million and total revenues of approximately $353.0 million included in the consolidated financial statements of Jabil as of and for the year ended August 31, 2008. KPMG LLP’s audit of internal control over financial reporting of Jabil also excluded an evaluation of internal control over financial reporting of NSN.

Available information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.jabil.com; however, that information is not part of this prospectus supplement or the accompanying prospectus.

Incorporation of certain documents by reference

The information incorporated by reference is considered to be a part of this prospectus supplement, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Annual Report on Form 10-K for the year ended August 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended November 30, 2008, February 28, 2009 and May 31, 2009;

•	Current Reports on Form 8-K filed with the SEC on October 29, 2008, January 28, 2009 (which was subsequently amended on March 24, 2009 and June 23, 2009), July 22, 2009 and July 28, 2009; and

•

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act).

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents. You can request those documents by calling (727) 577-9749, or by making a written request to our Investor Relations Department at:

Jabil Circuit, Inc.

Attention: Beth A. Walters, Vice President—Communications & Investor Relations

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

PROSPECTUS

Jabil Circuit, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

We may offer and sell from time to time, in one or more offerings: debt securities, preferred stock, common stock, warrants or depositary shares. Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “JBL.”

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

Investing in our securities involves risk. See “Risk Factors” in any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2008.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized any person to provide you with different or additional information. You should assume that the information included in this prospectus or any prospectus supplement, or incorporated by reference therein, is accurate only as of the date on the front cover of this prospectus or the prospectus supplement or the document incorporated by reference, as applicable. Our business, financial condition, results of operation and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes, including the specific amounts, prices and terms. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. In addition, as we describe in the section entitled “Available Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.

In this prospectus, the terms “the Company,” “Jabil,” “we,” “our” or “us” refer to Jabil Circuit, Inc. together with its subsidiaries unless the context suggests otherwise.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provide protections for forward-looking statements. These forward-looking statements (such as when we describe what “will,” “may” or “should” occur, what we “plan,” “intend,” “estimate,” “believe,” “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including, but not limited to, statements about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by Jabil or any other person that future events, plans or expectations contemplated by Jabil will be achieved. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	business conditions and growth or declines in our customers’ industries, the electronic manufacturing services industry and the general economy;

•	the results of the review of our past stock option grants and revenue recognition being conducted by governmental authorities and related litigation and any ramifications thereof;

•	variability of operating results;

•	our dependence on a limited number of major customers;

•	the potential consolidation of our customer base;

•	availability of components;

•	our dependence on certain industries;

•	seasonality;

•	the variability of customer requirements;

•	our substantial international operations, and the resulting risks related to our operating internationally;

•	our ability to successfully negotiate definitive agreements and consummate acquisitions, and to integrate operations following consummation of acquisitions;

•

our ability to take advantage of our past and current restructuring efforts to improve utilization and realize savings and whether any such activity will adversely affect our cost structure, our ability to service customers and our labor relations;

•	our ability to maintain our engineering, technological and manufacturing process expertise;

•	other economic, business and competitive factors affecting our customers, our industry and our business generally; and

•	other factors that we may not have currently identified or quantified.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus are made only as of the date of this prospectus, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

JABIL CIRCUIT, INC.

We are one of the leading providers of worldwide electronic manufacturing services and solutions. We provide comprehensive electronics design, production, product management and aftermarket services to companies in the aerospace, automotive, computing, consumer, defense, industrial, instrumentation, medical, networking, peripherals, storage and telecommunications industries. We currently depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our net revenue. We offer our customers electronics design, production, product management and aftermarket solutions that are responsive to their manufacturing needs. Our business units are capable of providing our customers with varying combinations of the following services:

•	integrated design and engineering;

•	component selection, sourcing and procurement;

•	automated assembly;

•	design and implementation of product testing;

•	parallel global production;

•	enclosure services;

•	systems assembly, direct order fulfillment and configure to order; and

•	aftermarket services.

We currently conduct our operations in facilities that are located in Austria, Belgium, Brazil, China, England, France, Germany, Hungary, India, Ireland, Italy, Japan, Malaysia, Mexico, The Netherlands, Poland, Scotland, Singapore, Taiwan, Ukraine, Vietnam and the U.S. Our global manufacturing production sites allow our customers to manufacture products in parallel in what we believe are the most efficient marketplaces for their products. Our services allow customers to improve supply-chain management, reduce inventory obsolescence, lower transportation costs and reduce product fulfillment time. We have identified our global presence as a key to assessing our business performance.

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement(s) for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

Year Ended August 31,
2004		2005		2006		2007		2008
7.2	x	7.9	x	6.3	x	1.9	x	2.3	x

For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized and (ii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of the interest within rental expense.

Because we have no preferred stock issued (and have not had any issued during the fiscal years shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference in this prospectus.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain of the material terms and provisions of the debt securities that are common to all series of debt securities to which any prospectus supplement may relate (unless otherwise indicated in the prospectus supplement relating to a particular series). Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under an indenture, dated as of January 16, 2008, between Jabil and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and contains the full text of the matters described in this section.

Because the summary of the material provisions of the indenture and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indenture and the debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the debt securities. Whenever particular articles, sections or defined terms of the indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such statement is made is qualified in its entirety by such reference.

General

The prospectus supplement relating to the series of debt securities offered thereby will describe the specific terms of the debt securities offered, including (where applicable):

•	the title or designation of such debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•

the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the dates on which such interest, if any, will be payable and the record dates, if any, therefor;

•

the place or places where the principal of, premium, if any, and interest, if any, or any Additional Amounts (as defined below) on such debt securities will be payable and the place or places where such debt securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York;

•

if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of Jabil or are subject to repurchase at the option of the holders;

•	the terms of any sinking fund or analogous provision;

•

whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series);

•	whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security;

•

the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security (or one or more predecessor securities (i.e., every previous debt security evidencing all or a portion of the same indebtedness as that evidenced by such particular debt security)) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the indenture;

•	the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

•

the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•

whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities, whether or not issued by Jabil, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of senior debt securities, whether the senior debt securities of the series will be secured by a pledge of, or security interest in, any assets or property of Jabil and, if so, the specific security provisions applicable thereto;

•

in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Jabil in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms of such debt securities.

Debt securities may be issued as original issue discount securities (i.e., debt securities which provide for declarations of amounts less than the principal face amount thereof to be due and payable upon acceleration pursuant to the indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Under the indenture, the terms of the debt securities of any series may differ, and Jabil, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities or establish additional terms of such series.

Purchase of Debt Securities upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless Jabil has a right to redeem the debt securities of a particular series and exercises such right, Jabil will be required to make an offer to each holder of the debt securities of such series to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that holder’s debt securities of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the debt securities of such series repurchased plus any accrued and unpaid interest on such debt securities repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Jabil, prior to any change of control, but after the public announcement of the change of control, Jabil will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase such debt securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

Jabil will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the debt securities of any series as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the debt securities of any series, Jabil will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of such debt securities by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Jabil will, to the extent lawful:

(1) accept for payment all the debt securities or portions of the debt securities properly tendered pursuant to its offer;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the debt securities or portions of the debt securities properly tendered (no interest or dividends will be paid on any such deposit); and

(3) deliver or cause to be delivered to the trustee the debt securities properly accepted, together with an officers’ certificate stating the aggregate principal amount of debt securities being purchased by Jabil.

The paying agent will promptly mail to each holder of debt securities properly tendered the purchase price for such debt securities, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new debt security equal in principal amount to any unpurchased portion of any debt securities surrendered.

Jabil will not be required to make an offer to repurchase the debt securities of any series upon a change of control repurchase event if a third party makes such an offer with regard to such series in the manner, at the times and otherwise in compliance with the requirements for an offer made by Jabil and such third party purchases all debt securities of such series properly tendered and not withdrawn under its offer.

The change of control repurchase event feature of the debt securities of any series may in certain circumstances make more difficult or discourage a sale or takeover of Jabil and, thus, the removal of incumbent management.

Jabil has no present intention to engage in a transaction involving a change of control, although it is possible that Jabil could decide to do so in the future. Subject to the limitations discussed below, Jabil could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Jabil or credit ratings of the debt securities of any series. Restrictions on the ability of Jabil and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions, incur funded debt and consolidate, merge or sell assets are contained in the covenants as described under “ – Certain Covenants – Limitation on Liens”, “ – Certain Covenants – Limitation on Sale and Leaseback Transactions”, “ – Certain Covenants – Restrictions on Funded Debt of Restricted Subsidiaries”, “ – Certain Covenants – Limitation on Issuance of Guarantees by Subsidiaries” and “ – Merger, Consolidation or

Sale of Assets,” and, except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture does not contain any covenants or provisions that may afford holders of the debt securities of any series protection in the event of a decline in the credit quality of Jabil or a highly leveraged or similar transaction involving Jabil.

Jabil may not have sufficient funds to repurchase all the debt securities of any series upon a change of control repurchase event. In addition, even if it has sufficient funds, Jabil may be prohibited from repurchasing the debt securities of any series under the terms of other agreements relating to Jabil’s indebtedness at the time (although Jabil currently does not have any agreements precluding such repurchase of the debt securities of any series).

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Jabil and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Jabil or one of its subsidiaries; (2) the adoption of a plan relating to Jabil’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Jabil or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Jabil’s voting stock or other voting stock into which Jabil’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (4) Jabil consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Jabil, in any such event pursuant to a transaction in which any of the voting stock of Jabil or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of Jabil outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or (5) the first day on which a majority of the members of the Board of Directors of Jabil are not continuing directors.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“continuing directors” means, as of any date of determination, any member of the Board of Directors of Jabil who (1) was a member of such Board of Directors on the date of the issuance of the debt securities; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination or election.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Jabil.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of the control of Jabil, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by Jabil (as certified by a resolution of the Board of Directors of Jabil) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa,

Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the debt securities has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“rating date” means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Jabil to effect a change of control.

“ratings event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Jabil to effect a change of control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the debt securities are rated by both rating agencies on the rating date as investment grade, the rating of the debt securities shall be reduced so that the debt securities are rated below investment grade by both rating agencies, or (b) in the event the debt securities (1) are rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of the debt securities by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the debt securities are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the debt securities by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories).

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of Jabil, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Jabil at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by Jabil, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Jabil, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that Jabil may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the U.S. or to any U.S. person (as defined below)

other than in offices located outside the U.S. of certain U.S. financial institutions. As used herein, “U.S. person” means any citizen or resident of the U.S., any corporation, partnership or other entity created or organized in or under the laws of the U.S., any estate the income of which is subject to U.S. federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, and “U.S.” means, except as may be set forth in the prospectus supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under U.S. tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by Jabil in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at the option of Jabil by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the U.S. No service charge shall be made for any registration of transfer or exchange of debt securities, but Jabil may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the U.S. or by check mailed to any address in the U.S. or by transfer to an account maintained with a bank located in the U.S.; provided, however, that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment with respect to any such bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by Jabil in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the U.S. maintained for such purpose by Jabil is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, Jabil will not be required to do the following:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Book-Entry Securities

Unless otherwise specified in the applicable prospectus supplement, Jabil will issue to investors securities in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or its nominee, as the registered holder of those securities.

DTC has advised that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act of 1934.

DTC has also advised that it was created to:

•	hold securities for “participants”; and

•

facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to DTC or its nominee. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the securities or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit those payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies Jabil that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered;

•	Jabil executes and delivers to the trustee an order complying with the requirements of the indenture that the book-entry security will be so exchangeable; or

•	an event of default with respect to the applicable series has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee will reissue the securities as definitive securities. After reissuance of the securities, the trustee will recognize the beneficial owners of those definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by Jabil; and

•

DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

Neither Jabil nor the trustee, nor any agent of Jabil’s or the trustee, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

Certain Covenants

Except as set forth below or in a prospectus supplement, neither Jabil nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on the capital stock of Jabil or of such subsidiaries, or

•	purchasing or redeeming capital stock of Jabil or such subsidiaries.

In addition, Jabil will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change of control or other events involving Jabil or any of its subsidiaries which may adversely affect the creditworthiness of the debt securities except to the limited extent provided under “– Purchase of Debt Securities upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the debt securities any protections in the event of a highly leveraged or other transaction involving Jabil that may adversely affect holders of the debt securities, except to the limited extent provided below and under “ – Purchase of Debt Securities upon a Change of Control Repurchase Event.”

The indenture contains the following principal covenants, unless otherwise specified in the applicable prospectus supplement:

Limitation on Liens

Jabil will not, and will not permit any restricted subsidiary (as defined below) to create, incur or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (as defined below) (including guaranties) of Jabil, any restricted subsidiary, or any other person, including, without limitation, indebtedness under our $1.2 billion five-year unsecured credit facility (the Credit Facility, as defined below) without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the debt securities of the applicable series (together with, if Jabil so determines, any other indebtedness of Jabil or such restricted subsidiary then existing or thereafter created which is not subordinate to the debt securities of such series) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. In the case of the Credit Facility, such obligation will arise concurrently with the grant of any lien thereunder, whether or not any indebtedness shall be outstanding under the Credit Facility at such time.

Except in the case of any lien granted under the Credit Facility, the foregoing restriction will not, however, apply to the following:

(i)	liens on property or assets of Jabil or any restricted subsidiary existing on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities;

(ii)	liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Jabil or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Jabil or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iii)	liens on property or assets of Jabil or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iv)

liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Jabil or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof);

(v)	liens which secure indebtedness owing by a restricted subsidiary to Jabil or to a restricted subsidiary;

(vi)	liens on the property of Jabil or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(vii)	statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;

(viii)	liens for taxes, assessments or governmental charges that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

(ix)	zoning restrictions, easements, rights of way or minor defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Jabil or any restricted subsidiary;

(x)	customary deposit or reserve arrangements entered into in connection with acquisitions;

(xi)	liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing indebtedness under any interest rate agreement, currency agreement or other similar agreement designed solely to protect Jabil or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(xii)	liens incurred (a) in connection with workers’ compensation, unemployment insurance or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations incurred in the ordinary course of business consistent with industry practice or customs or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

(xiii)	liens on receivables, leases or other financial assets incurred in connection with a permitted receivables transaction;

(xiv)	judgment liens against Jabil or any restricted subsidiary not giving rise to an event of default;

(xv)	liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $50,000,000 arising in connection with (a) so-called “synthetic leases” or “tax retention operating leases,” and (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Jabil or a restricted subsidiary;

(xvi)	liens arising in connection with the administration and operation of deposit accounts of Jabil or any Jabil subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein;

(xvii)	liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

(xviii)	liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money; and

(xix)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby.

Except in the case of any lien granted under the Credit Facility (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the debt securities apply), the restriction on liens on property or assets of Jabil or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Jabil or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Jabil and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xix) above) plus attributable debt (as defined below) of Jabil and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in “– Limitation on Sale and Leaseback Transactions” below, that would otherwise be subject to the restrictions described below under “– Limitation on Sale and Leaseback Transactions” does not at the time such indebtedness is incurred exceed an amount equal to 15% of consolidated net tangible assets (as defined below).

For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Jabil, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xix) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.

For the purposes of the “Limitation on Liens” covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve indebtedness in an amount equal to the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.

Limitation on Sale and Leaseback Transactions

Jabil will not, and will not permit any restricted subsidiary to, enter into any arrangement after the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities with any bank, insurance company or other lender or investor (other than Jabil or another restricted subsidiary) providing for the leasing by Jabil or any such restricted subsidiary of any property or assets for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions), which property or assets were or are owned or leased by Jabil or a restricted subsidiary and which have been or are to be sold or transferred by Jabil or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “sale and leaseback transaction”) unless either:

(i)	Jabil and its restricted subsidiaries would be entitled, pursuant to the provisions described in the “Limitation on Liens” covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt in respect of such sale and leaseback transaction without equally and ratably securing the applicable series of debt securities; or

(ii)	Jabil, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil) to the retirement of notes or other funded debt, as defined below, of Jabil (other than funded debt subordinated to the applicable series of debt securities) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the applicable series of debt securities delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Jabil or a restricted subsidiary, other than the applicable series of debt securities, voluntarily retired by Jabil or a restricted subsidiary within 180 days after such sale or transfer to the trustee for retirement and cancellation, excluding in the case of both (a) and (b), retirement pursuant to any mandatory prepayment or by payment at maturity.

Restrictions on Funded Debt of Restricted Subsidiaries

Jabil will not permit any restricted subsidiary to create, incur, issue, assume or guarantee any funded debt. This restriction will not apply if:

(i)	Jabil or such restricted subsidiary could create indebtedness secured by liens in accordance with one or more of clauses (i) through (xix) of the “Limitation on Liens” covenant described above (whether or not such indebtedness is in fact secured by liens) or enter into a sale and leaseback transaction in accordance with the “Limitation on Sale and Leaseback Transactions” covenant described above in an amount equal to such funded debt, without equally and ratably securing the applicable series of debt securities;

(ii)	such funded debt is owed to Jabil or any restricted subsidiary;

(iii)	such funded debt existed on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities at the time the person that issued such funded debt became a restricted subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such restricted subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such person as an entirety to such restricted subsidiary, or arising thereafter

(a)	other than in connection with the borrowing of money arranged thereafter and

(b)	pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

(iv)	such funded debt is guaranteed by Jabil;

(v)	such funded debt is guaranteed by a governmental agency;

(vi)	such funded debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such restricted subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such restricted subsidiary and providing financial or tax benefits to such restricted subsidiary which are not available directly to Jabil;

(vii)	such funded debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a restricted subsidiary, provided such funded debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later, and, provided further, that the principal amount of such funded debt does not exceed 100% of the fair market value of the property or equipment acquired or constructed;

(viii)	such funded debt is nonrecourse; or

(ix)	such funded debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding funded debt permitted by the foregoing.

Notwithstanding the foregoing, any restricted subsidiary may create, incur, issue, assume or guarantee funded debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other funded debt of Jabil’s restricted subsidiaries which would otherwise be subject to the foregoing restrictions (not including funded debt permitted to be incurred pursuant to clauses (i) through (ix) above), does not at the time such funded debt is incurred exceed an amount equal to 15% of consolidated net tangible assets.

For the purposes of determining compliance with this covenant, in the event that an item of funded debt meets the criteria of more than one of the types of funded debt described above, Jabil, in its sole discretion, will classify, and may reclassify, such funded debt and only be required to include the amount and type of such funded debt in one of the above clauses or the immediately preceding paragraph, and an item of funded debt may be divided and classified and reclassified into more than one of the types of funded debt described above.

Limitation on Issuance of Guarantees by Subsidiaries

Jabil will not permit any of its subsidiaries, directly or indirectly, to guarantee any indebtedness of Jabil (“guaranteed indebtedness”), unless (i) such subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee (a “subsidiary guarantee”) of payment of the applicable series of debt securities by such subsidiary and (ii) such subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Jabil or any other subsidiary of Jabil as a result of any payment by such subsidiary under its subsidiary guarantee; provided that this paragraph shall not be applicable to any guarantee of any subsidiary of Jabil that existed at the time such person became a subsidiary of Jabil and was not incurred in connection with, or in contemplation of, such person becoming a subsidiary of Jabil. If the guaranteed indebtedness is (a) pari passu with the debt securities, then the guarantee of such guaranteed indebtedness will be pari passu with, or subordinated to, the subsidiary guarantee or (b) subordinated to the debt securities, then the guarantee of such guaranteed indebtedness will be subordinated to the subsidiary guarantee at least to the extent that the guaranteed indebtedness is subordinated to the debt securities. Notwithstanding the foregoing, any subsidiary guarantee by a subsidiary of Jabil may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an affiliate of Jabil, of all of Jabil’s and each other Jabil subsidiary’s capital stock in, or all or substantially all the assets of, such subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such subsidiary guarantee, except a discharge or release by or as a result of payment under such guarantee.

Merger, Consolidation or Sale of Assets

The indenture provides that Jabil may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Jabil, unless (a) (1) in the case of a consolidation, merger, combination or amalgamation, Jabil is the entity surviving such event, and (2) in the case that Jabil consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Jabil’s obligations under the indenture, including, if any debt securities are then secured pursuant to the indenture, any collateral documents relating thereto, and the debt securities issued thereunder, and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction, including any indebtedness which becomes an obligation of Jabil or a subsidiary of Jabil at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other conditions are met.

The continuing person must be a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia (a “U.S. corporation”) or, if the continuing person is not a U.S. corporation, it must agree by supplemental indenture:

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to irrevocably appoint an agent in New York City as its agent for service of process in any suit, action or proceeding with respect to the indenture and each series of debt securities issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submit to jurisdiction in New York;

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that all payments on each series of debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes the holder of a debt security of such series receives the same amount that such holder would have received if the person were a U.S. corporation (provided, that, in the event of changes in taxes in the relevant jurisdiction after the date of the consolidation, merger or sale, the continuing person will have the right to redeem all, but not less than all, of the debt securities of such series at a redemption price equal to the principal amount plus accrued interest, if any, to the date of redemption, subject to the conditions set forth in the indenture);

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to indemnify immediately the holder of each debt security of each series against (a) any tax, assessment or governmental charge imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction in excess of the tax, assessment or governmental charge that would have been imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction if the person was a U.S. corporation; and (b) any other tax costs or other tax expenses of the transaction that would not have been incurred if the person was a U.S. corporation.

If we or the continuing person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder of a particular series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder of the debt securities of such series will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by such holder as a result of the transaction. In addition, the continuing person will not be required to pay additional amounts as described above with respect to any tax imposed or withheld because the holder or beneficial owner of a debt security fails, upon request of the continuing person, to provide information concerning the nationality, residence or identity of such holder or beneficial owner, or to make any declaration or similar claim or satisfy any information or reporting requirement that is required or imposed under the income tax laws of the applicable jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge.

Enforceability of Judgments

A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. In such event, any judgment obtained in the U.S. against the successor person, including judgments with respect to payments on the debt securities, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an “event of default” under the indenture with respect to debt securities of any series:

(i)	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

(ii)	default in payment of principal or any premium with respect to any debt security of such series, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

(iii)	default in making any sinking fund payment or analogous payment when due with respect to any debt security of such series;

(iv)	default in the performance, or breach, of any covenant, warranty or agreement of Jabil in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than that series) or any debt security of such series, and the continuance of such default or breach for a period of 60 days after delivery of written notice to Jabil by the trustee or to Jabil and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

(v)	there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Jabil or any restricted subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(vi)	Jabil or any of its restricted subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith; or

(vii)	certain events of bankruptcy, insolvency or reorganization of Jabil or any of its restricted subsidiaries; or

(viii)	any other event of default established in or pursuant to the indenture for the debt securities of such series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities issued pursuant to the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of the occurrence of a default with respect to the debt securities (except a default in payment of principal, premium, if any, or interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so. The trustee is obligated to withhold notice to the holders of the debt securities for at least 30 days if the default is of the character specified in (iv) above.

The indenture provides that if an event of default with respect to any series of debt securities of the type described in clause (vii) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the debt securities of such series will become immediately due and payable. The indenture provides that if any other event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal amount (or if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding debt securities of any series issued under the indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. The indenture requires the annual filing with the trustee of a certificate by Jabil as to whether or not it is in default under the terms of the indenture. Jabil is also required to deliver to the trustee, within five days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time would constitute an event of default.

Notwithstanding any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of the debt securities) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Definitions

The indenture contains the following defined terms:

“additional amounts” means any additional amounts which are required by the indenture, under circumstances specified therein, to be paid by Jabil in respect of certain taxes, assessments or other governmental changes imposed on debt security holders and which are owing to such debt security holders. As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on such debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of such debt securities in such context.

“attributable debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the

Treasurer and the Controller of Jabil), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“capital stock” means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.

“consolidated net tangible assets” means the total of all assets reflected on a consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Jabil and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Jabil and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.

“consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Jabil in its consolidated financial statements if such statements were prepared as of such date.

“Credit Facility” means, collectively, the Amended and Restated Five Year Credit Agreement dated as of July 19, 2007, among Jabil, the lenders named therein, and Citicorp USA, Inc., as administrative agent, any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement, and any other credit facility or facilities entered into by Jabil after such loan agreement or any such amendment, extension, renewal, increase, decrease, substitution or replacement have been cancelled or otherwise terminated.

“currency agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement including the combinations of these transactions designed to protect Jabil or any restricted subsidiary of Jabil against fluctuations in currency values.

“funded debt” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

“generally accepted accounting principles” or “U.S. GAAP” means generally accepted accounting principles as in effect in the U.S. from time to time, applied on a basis consistent (except for changes concurred with by Jabil’s independent public accountants) with the most recent audited consolidated financial statements of Jabil and its consolidated subsidiaries.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“indebtedness” means (a) any liability of Jabil or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement made in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Jabil or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that Jabil or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (y) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), or (z) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for purposes of the covenant restricting funded debt of restricted subsidiaries.

“interest rate agreement” means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, including the combination of these transactions, designed to protect the party indicated therein against fluctuations in interest rates.

“lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

“permitted receivables transaction” means any transaction or series of transactions entered into by Jabil or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of Jabil or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

“person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“restricted subsidiary” means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting stock of which is legally and beneficially owned by Jabil and its wholly-owned restricted subsidiaries at such time.

“subsidiary of Jabil” means any corporation, association or other business entity of which at the time of determination Jabil or one or more Jabil subsidiaries owns or controls more than 50% of the shares of voting stock.

“surety obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Jabil or any of its restricted subsidiaries and one or more surety providers, for the benefit of Jabil’s or any restricted subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

“voting stock” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“wholly-owned restricted subsidiary” means, at any time, any restricted subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by Jabil and/or any one or more of Jabil’s other wholly-owned restricted subsidiaries at such time.

Discharge, Defeasance and Covenant Defeasance

Upon the direction of Jabil, the indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by Jabil (subject to the survival of certain provisions thereof, including the obligation to pay additional amounts) when (i) either (a) all of the outstanding debt securities of such series and, in the case of bearer securities, all coupons appertaining thereto, have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the debt securities of such series and, if applicable, any coupons appertaining thereto have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Jabil has deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be, (ii) Jabil has paid all other sums payable under the indenture with respect to the debt securities of such series and (iii) certain other conditions are met. If the debt securities of any such series provide for the payment of Additional Amounts, Jabil will remain obligated, following such deposit, to pay additional amounts on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.

The indenture provides that, unless the relevant defeasance or covenant defeasance provisions of the indenture are made inapplicable to the debt securities of or within any series, Jabil may elect with respect to any series of debt securities either to defease and be discharged from (i) any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust, and if applicable, to exchange or convert such debt securities into other securities in accordance with their terms) (“defeasance”) or (ii) certain restrictive covenants, if any, in the indenture, and , if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the debt securities of such series, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of such series provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Jabil (in the exercise of its sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Jabil is a party or by which it is bound, (ii) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time (during the period ending on the 123rd day after such date) and (iii) Jabil has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Jabil, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“foreign currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the U.S. or by any recognized confederation or association of such governments.

“government obligations” means debt securities which are (i) direct obligations of the U.S. or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on such debt securities or any additional amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S. or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

If after Jabil has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to the debt securities of any series, (i) the holder of any debt security of that series is entitled to, and does, elect pursuant to the indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security or (ii) a conversion event (as defined below) occurs in respect of the foreign currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such conversion event based on (a) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date or (b) with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect (as nearly as feasible) at the time of the conversion event.

“Conversion event” means the cessation of use of (i) a foreign currency both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

In the event Jabil effects covenant defeasance with respect to any of the debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in such foreign currency in which such debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, Jabil would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification, Waivers and Meetings

The indenture contains provisions permitting Jabil and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:

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change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to any debt securities issued under the indenture or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to, or reduce the rate of interest thereon, or reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any debt securities issued under the indenture are payable;

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affect the ranking, or with respect to collateral the priority or security, of the debt securities of each applicable series (other than as expressly permitted in the supplemental indenture relating to such series or the terms of the securities, in each case at the time of issuance of such securities), in a manner adverse to the holders of such securities;

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make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Jabil or other securities (whether or not issued by Jabil), cash or property in accordance with its terms;

•	impair the holder’s right to institute suit to enforce the payment of any such debt securities on or after the stated maturity thereof; or

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reduce the aforesaid percentage in principle amount of debt securities of any series issued under the indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Jabil and the trustee, without the consent of the holders of the debt securities or any debt securities of any other series issued thereunder, to modify or amend the indenture in order, among other things:

•	to add to the covenants of Jabil made in the indenture for the benefit of the holders of any series of the debt securities or to surrender any right or power conferred upon Jabil by the indenture;

•	to add to the events of default or the covenants of Jabil for the benefit of the holders of all or any series of debt securities issued under the indenture;

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to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any additional amounts with respect to any series of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

•	to secure the debt securities;

•	to provide for conversion or exchange rights of the holders of any series of debt securities;

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to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

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to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or

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to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Jabil with certain restrictive provisions of the indenture to the extent described in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to any of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series so affected.

The indenture contains provisions for convening meetings of the holders of the debt securities of a series issued thereunder. A meeting may be called at any time by the trustee, and also, upon request, by Jabil or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series or the related coupons (if any). The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture,

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the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such original issue discount security as of the date of such determination,

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the principal amount of any indexed security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such indexed security determined on the date of its original issuance and

•	any debt security owned by Jabil or any obligor on such debt security or any affiliate of Jabil or such other obligor shall be deemed not to be outstanding.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Jabil, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with Jabil and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 510,000,000 shares. Those shares consist of: (1) 500,000,000 shares designated as common stock, $0.001 par value per share and (2) 10,000,000 shares designated as preferred stock, $0.001 par value per share. The only equity securities currently outstanding are shares of common stock. As of September 30, 2008, there were approximately 210,789,949 shares of common stock issued and outstanding.

Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “JBL.” Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

As of September 30, 2008, there were no shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the terms of each issuance of the preferred stock, which may include the terms set forth below, as specified in the applicable prospectus supplement:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of Jabil’s affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights, if any; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

DESCRIPTION OF WARRANTS

As of September 30, 2008, Jabil has no warrants outstanding (other than options issued under its employee stock option plans). Jabil may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Jabil and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Jabil in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

Jabil may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of shares of preferred stock as described below. In the event Jabil elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among Jabil, a depositary selected by Jabil and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of Jabil, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Distributions

The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of shares of preferred stock to the record holders of depositary shares relating to such class or series of shares of preferred stock in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Jabil, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of shares of preferred stock on the basis set forth in the prospectus supplement for such class or series of shares of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Whenever Jabil redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of shares of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of shares of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and Jabil will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Jabil and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by Jabil or the depositary only (1) if all outstanding depositary shares have been redeemed, (2) if there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with any liquidation, dissolution or winding up of Jabil and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding.

Charges of Depositary

Jabil will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Jabil will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from Jabil which are delivered to the depositary and which Jabil is required to furnish to the holders of the shares of preferred stock.

Neither the depositary nor Jabil will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Jabil and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither Jabil nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of shares of preferred stock unless satisfactory indemnity is furnished. Jabil and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to Jabil notice of its election to do so, and Jabil may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

LEGAL MATTERS

Holland & Knight LLP, Tampa, Florida will pass upon the validity of any securities offered under this prospectus and any prospectus supplement for Jabil. Certain legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Jabil Circuit, Inc. as of August 31, 2008 and 2007, and for each of the years in the three-year period ended August 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or document.

For further information about our company and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.jabil.com; however, that information is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Annual Report on Form 10-K for the year ended August 31, 2008.

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All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents by visiting our website at http://www.jabil.com, by calling (727) 577-9749, or by making a written request to our Investor Relations Department at:

Jabil Circuit, Inc.

Attention: Beth A. Walters, Vice President – Communications & Investor Relations

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.